SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.         )

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HERBALIFE LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT 2015 HERBALIFE®

Herbalife Ltd. 2015 Proxy Statement

Annual General Meeting of Shareholders

Our 2015 Annual General Meeting of Shareholders

will be held on Thursday, April 23, 2015 at 9:00 a.m., Pacific Daylight Time, at:

800 W. Olympic Blvd., Suite 406

Los Angeles, CA 90015

Admission requirements

See Part 1 – “Information concerning solicitation and voting” for details on admission requirements to attend the Annual Meeting.

Proxy voting options

Your vote is important!

All shareholders are cordially invited to attend the Annual Meeting in person. However, in order to assure your representation at the Annual Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet or by completing, signing and mailing a proxy card or voting instruction form. Please follow the instructions on the proxy card or voting instruction form.

Proxies submitted by mail, the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 22, 2015.

Vote by Internet

www.envisionreports.com/HLF

24 hours a day / 7 days a week

Instructions:

1.	Go to: www.envisionreports.com/HLF

2.	Or scan the QR code with your smartphone

3.	Follow the steps outlined on the secure website

Vote by telephone

1.800.652.VOTE (8683) via touch tone phone

toll-free 24 hours a day / 7 days a week

Instructions:

1.	Call toll-free 1.800.652.VOTE (8683).

2.	Follow the instructions provided by the recorded message.

Herbalife Ltd.

Notice of Annual General Meeting of Shareholders

Date:	Thursday, April 23, 2015

Time:	9:00 a.m., Pacific Daylight Time

Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015

Record date:	February 27, 2015

Proxy voting:

All shareholders are cordially invited to attend the Annual Meeting in person. See Part 1 — “Information concerning solicitation and voting” for details on admission requirements to attend the Annual Meeting.

However, to assure your representation at the Annual Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number, over the Internet or by completing, signing and mailing a proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form provided to you.

Items of business:

1. Elect the four directors named in the Proxy Statement;

2. Approve, on an advisory basis, the Company’s executive compensation;

3. Ratify the appointment of the Company’s independent registered public accountants for fiscal 2015; and

4. Approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to provide for majority voting in uncontested director elections.

Shareholderswill also act upon such other matters as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on February 27, 2015 are entitled to notice of and to attend and vote at the Annual Meeting and any subsequent adjournment(s) or postponement(s) thereof.

Availability of Materials:	The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview/HLF.

NOTICE IS HEREBY GIVEN that the 2015 Annual General Meeting of Shareholders, or the Meeting, of Herbalife Ltd., a Cayman Islands exempted limited liability company, or the Company, will be held on Thursday, April 23, 2015 at 9:00 a.m., Pacific Daylight Time, at 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015.

Sincerely,

MARK J. FRIEDMAN

General Counsel and Corporate Secretary

Los Angeles, California

March 10, 2015

Proxy summary

This summary highlights information contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety prior to voting on the proposals listed below and outlined herein. This Proxy Statement is dated March 10, 2015, and is first being made available to shareholders of the Company on or about March 12, 2015. A Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting was mailed to shareholders of the Company on or about March 12, 2015.

Annual General Meeting of Shareholders

Date:	Thursday, April 23, 2015

Time:	9:00 a.m., Pacific Daylight Time

Place:	800 W. Olympic Blvd., Suite 406 Los Angeles, CA 90015

Record date:	February 27, 2015

Voting:	Shareholders as of the record date are entitled to vote.

Admission to meeting: Proof of share ownership will be required to enter the Herbalife Ltd. Annual Meeting – see Part 1 – “Information concerning solicitation and voting” for details.

Meeting agenda

1.	Elect the four directors named in the Proxy Statement;

2.	Approve, on an advisory basis, the Company’s executive compensation;

3.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2015; and

4.	Approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to provide for majority voting in uncontested director elections.

Shareholders will also act upon such other matters as may properly come before the Meeting.

Proposal 4 above will be proposed as a “Special Resolution” in accordance with the Companies Law (2013 Revision) of the Cayman Islands.

Voting matters and vote recommendation

Matter	Board vote recommendation
Election of directors	For each director nominee
Advisory vote to approve executive compensation	For
Ratification of the Company’s independent registered public accountants for fiscal 2015	For
Approval of an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to provide for majority voting in uncontested director elections	For

Our Board of Directors unanimously recommends that you vote for each of the director nominees named herein, and for the approval of proposals 2, 3 and 4. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote. You may vote your shares via a toll-free telephone number or over the Internet or by completing, signing and mailing the proxy card or voting instruction form provided to you. Please follow the instructions on the proxy card or voting instruction form.

Proxy summary

Proxy Statement table of contents

Part 1. Our annual general meeting of shareholders

Information concerning solicitation and voting	1

Part 2. The board of directors

Director independence	3

Board meetings	3

Board leadership	3

The board’s role in risk oversight	4

2014 director compensation	5

Shareholder communications with the board of directors	8

Committees of the board	8

Compensation committee interlocks and insider participation	10

Part 3. Proposals to be voted on at the meeting

Proposal 1: The election of directors	11

Proposal 2: Advisory vote to approve the company’s executive compensation	19

Proposal 3: Ratification of the appointment of the independent registered public accountants	20

Audit committee report	20

Change in independent accountants	20

Fees to independent registered public accountants for fiscal 2014 and 2013	21

Pre-approval policy	21

Proposal 4: Approval of an amendment to the company’s amended and restated memorandum and articles of association to provide for majority voting in uncontested director elections	22

Part 4. Executive compensation

Compensation discussion and analysis	24

Executive summary of our compensation program	24

Program features	24

Things we do	25

Things we don’t do	25

Executive compensation program objectives	26

Establishing CEO compensation	26

Shareholder nominations	53

Shareholder proposals for the 2016 annual general meeting	54

Codes of business conduct and ethics and principles of corporate governance	54

Stock ownership guidelines	54

Annual report, financial and additional information	55

Other matters	55

Table of contents

Part 1	Our annual general meeting of shareholders

Information concerning solicitation and voting

Place, time and date of meeting.    This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Meeting to be held on Thursday, April 23, 2015 at 9:00 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at 800 W. Olympic Blvd., Suite 406, Los Angeles, California, 90015. Our telephone number is (213) 745-0500.

Record date and voting securities.    Only shareholders of record at the close of business on February 27, 2015 or the Record Date, or duly authorized proxy holders of such shareholders of record, are entitled to notice of and to vote at the Meeting. The Company has one series of Common Shares outstanding. As of the Record Date 92,127,128 Common Shares were issued and outstanding and held of record by 671 registered holders.

Voting.    Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality.

“Broker non-votes” are Common Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Common Shares may not be voted on certain matters. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

If you are a beneficial shareholder and your broker or nominee holds your Common Shares in its name, the broker or nominee is permitted to vote your Common Shares on the ratification of the appointment of independent registered public accountants, even if the broker or nominee does not receive voting instructions from you.

Directors are elected by a plurality, and the four nominees who receive the most votes will be elected. Abstentions and “broker non-votes” will not affect the outcome of the election. In respect of proposals 2, 3 and 5, to be approved, any such proposal must receive the affirmative vote of a majority of the Common Shares present or represented by proxy and entitled to vote on such matter. In respect of the fourth proposal, which involves changes to the Company’s Amended and Restated Memorandum and Articles of Association and is therefore required, under the Companies Law (2013 Revision) of the Cayman Islands, to be passed as a special resolution, such proposal must receive the affirmative vote of not less than 66.67% of the Common Shares present or represented by proxy and entitled to vote in order to be approved. In respect of determining the outcome of the proposals other than the election of directors, abstentions have the effect of a negative vote. “Broker non-votes” will not affect the outcome of any such proposals.

The results of the advisory vote on the Company’s executive compensation are not binding on the Board of Directors.

Majority vote policy.    Pursuant to the majority voting policy set forth in our Principles of Corporate Governance, any current member of our Board of Directors that is a nominee in an uncontested election who does not receive

1	Our annual general meeting of shareholders

a majority of votes cast “for” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The nominating and corporate governance committee of the Board is then required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board is required to decide whether to accept the resignation and to disclose its decision-making process. As discussed in greater detail under Part 3 — “Proposal 4: Approval of an amendment the company’s amended and restated memorandum and articles of association to provide for majority voting in uncontested director elections,” in the event that Proposal 4 is approved by our shareholders, this majority voting policy will be removed from our Principles of Corporate Governance.

Revocability of proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, (b) granting a subsequent proxy through the Internet or telephone or (c) by attending the Meeting and voting in person. However, please note that if you would like to vote at the Meeting and you are not the shareholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

Proxy solicitation.    The Company bears the expense of printing and mailing proxy materials. Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, in person, by telephone, facsimile, or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

Meeting attendance.    Only shareholders of record as of February 27, 2015, authorized proxy holders of such shareholders, and invited guests of the Board may attend the Meeting.

If you are a shareholder of record, in order to be admitted to the Meeting, you will need to produce picture identification (such as a valid driver’s license or passport) as well as copy of a form of proxy card or voting instruction form or a Notice showing your name and address. If you are an authorized proxy holder of a shareholder of record, in order to attend the Meeting, you will need both an admission ticket and picture identification (such as a valid driver’s license or passport). To obtain an admission ticket to the Meeting, please send your written request to Assistant Corporate Secretary, Herbalife International of America, Inc., 800 W. Olympic Boulevard, Suite 406, Los Angeles, California 90015. Your request must be received on or before April 13, 2015 and include a copy of a form of proxy card or voting instruction form confirming your appointment as a proxy holder. In your request, please include the address where your admission ticket should be mailed, and any special assistance needs. The Board requests that persons attending the Meeting observe a professional business dress code.

Meaning of shareholder of record.    You are a shareholder of record only if your name is recorded on the Company’s register of members. If your name is not recorded on the Company’s register of members, any shares you hold in the Company are held beneficially. In this case you may still be entitled to direct the holder of your shares as to who should be appointed as proxy in respect of those shares and/or as to how to vote those shares on your behalf. If your shares are held beneficially and you wish to attend and vote at the Meeting in person, you will need to attend as a proxy holder of the shareholder of record.

Shareholders who have purchased their shares on an exchange may hold those shares through a depository, in which case they will be beneficial shareholders and will not be shareholders of record. If you hold your shares in “street name” you will not be a shareholder of record.

If you wish to enquire as to whether or not you are a shareholder of record, please contact our Assistant Corporate Secretary at c/o Herbalife International of America, Inc., 800 W. Olympic Boulevard, Suite 406, Los Angeles, California 90015.

Additional information.    This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for the complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under Part 7 —“Annual report, financial and additional information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on April 23,2015. The Proxy Statement and Annual Report to Shareholders are available at http://www.edocumentview/HLF

2

Part 2	The board of directors

Director independence

Our Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham, Carmona, Christodoro, Cozza, Dunn, Gary, Lynn and Nelson and Mme. Otero is or was independent under section 303A.02 of the New York Stock Exchange, or the NYSE, Listed Company Manual and the Company’s Categorical Standards of Independence, which are included as part of our Principles of Corporate Governance that are available on our website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance.” The NYSE’s independence guidelines and the Company’s Categorical Standards include a series of objective tests, such as the person is not an employee of the Company and has not engaged in various types of business dealings involving the Company that would prevent the person from being an independent director.

The Board of Directors has affirmatively determined that none of the foregoing directors had any relationship with the Company that would compromise his or her independence. Mr. Carmona received $100,000 in speaking fees in 2014 as disclosed in the “Director Compensation Table” below. Additionally, Messrs. Christodoro, Cozza, Gary, Lynn and Nelson are affiliated with the Icahn Parties (as defined in Part 3—“Proposal 1: the election of directors”), which beneficially own approximately 17,000,000 Common Shares. However, the Board of Directors affirmatively determined that such relationships did not compromise the independent judgment or the ability to act independent of the Company’s management of any of Messrs. Carmona, Christodoro, Cozza, Gary, Lynn or Nelson.

Board meetings

The Board of Directors met 18 times during 2014. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member.

It is the policy of the Board of Directors to hold four regularly scheduled meetings, each of which includes an executive session of non-management directors without the presence of management as well as a session of only the independent directors. Additional meetings of the Board of Directors, executive sessions of non-management directors and sessions of independent directors may be held from time to time as required or determined to be necessary.

Board leadership

Currently Mr. Johnson serves as our Chairman and CEO. The Board has determined that a board leadership structure featuring a single leader as Chairman and CEO combined with a Lead Director best serves the interests of the Company and its shareholders. Combining the roles of Chairman and CEO makes clear that the individual serving in these roles has primary responsibility for managing the Company’s business, under the oversight and review of the Board. Under this structure, the Chairman and CEO chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach is appropriate because the CEO is the individual with primary responsibility for implementing the

Company’s strategy, directing the work of other executive officers and leading implementation of the Company’s strategic plans as approved by the Board. This structure results in a single leader being directly accountable to the Board and, through the Board, to shareholders, and enables the CEO to act as the key link between the Board and other members of management.

In addition, the Board believes this structure is appropriate for the Company as the CEO is the person most knowledgeable about the Company and its business and is therefore the individual best able to provide guidance for productive Board meetings. The unique

3	The board of directors

nature of the Company’s direct selling business model requires that the Chairman and CEO forge a close relationship with, and obtain and maintain the trust of, the Company’s independent members.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Director. The Lead Director is an independent director elected for a two year term by the independent directors. The Lead Director chairs the Board meetings during all executive sessions and when the Chairman and CEO is unable to participate in Board meetings, and is a contact point for major shareholders and third parties who may desire to contact the Board independently of the Chairman and CEO. Mr. Levitt served as Lead Director from February 24, 2013 until the end of his Board service at the Company’s 2014 annual general meeting of shareholders. Mr. Dunn was elected as Lead Director by the independent directors effective April 24, 2014. The responsibilities of the Lead Director include:

•	setting the agenda for and leading the regularly-held non-management and independent director sessions, and briefing the Chairman and CEO on any issues arising from those sessions;

•	coordinating the activities of the independent directors;
•	presiding at meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors;

•	acting as the principal liaison to the Chairman and CEO for the views and any concerns and issues of the independent directors;

•	reviewing the development of, revisions to and implementation of strategic plans and initiatives and facilitating explanation and communication in these areas between the Board and management;

•	advising on the flow of information sent to the Board, and reviewing the agenda, materials and schedule for Board meetings;

•	being available for consultation and communication with major shareholders, as appropriate;

•	maintaining close contact with the chairperson of each standing committee; and

•	performing other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

The Board periodically reviews the structure of Board and Company leadership as part of the succession planning process.

The board’s role in risk oversight

The full Board of Directors has the ultimate responsibility for risk oversight regarding the Company. The Board oversees a Company-wide approach to risk management, designed to enhance shareholder value and to support the achievement of strategic objectives and to improve long-term organizational performance. The first aspect of the Board’s approach to risk management is to determine the appropriate level of risk for the Company generally, followed by an assessment of the specific risks the Company faces and the steps management is taking to manage those risks. The full Board’s involvement in setting the Company’s business strategy facilitates those assessments, culminating in the development of a strategic plan that reflects the Board’s and management’s consensus as to appropriate levels of risk as to specific aspects of the Company’s business and the appropriate measures to manage those risks. Additionally, the full Board of Directors participates in a periodic enterprise risk management assessment during its quarterly meetings. In this process, risk is assessed throughout the business, focusing on risks arising out of various aspects of the Company’s strategic plan and its implementation, including financial, legal/compliance, operational/strategic and compensation risks. The Board also assesses its role in risk oversight throughout our business. In addition to the discussion of risk with the full Board at least once a year, the independent directors discuss risk management during executive sessions without management present with the Lead Director presiding.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various Board committees also have responsibility for risk management in certain areas. In particular, the audit committee focuses on financial risk, including internal controls, and assesses the Company’s risk profile with the Company’s internal auditors. The internal controls risk profile drives the internal audit plan for the coming year. The audit committee also handles violations of the Company’s Code of Ethics and related corporate policies. Finally, the compensation committee periodically reviews compensation practices and policies to confirm that they do not encourage excessive risk taking. Management regularly reports on each such risk to the relevant committee or the full Board, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or the relevant committee.

The board of directors	4

2014 Director compensation

The table below summarizes the compensation paid by the Company to non-management directors for the fiscal year ended December 31, 2014.

Name	Fees earned or paid in cash ($)	Equity awards (1) ($)	All other compensation		Total ($)
Leroy T. Barnes, Jr.	165,458	119,960	—		285,418
Richard P. Bermingham	159,070	119,960	—		279,030
Carole Black(5)	36,000	—	—		36,000
Pedro Cardoso	100,292	119,960	1,447,419	(2)	1,667,671
Dr. Richard Carmona	106,795	119,960	100,000	(3)	326,755
Jonathan Christodoro	132,556	119,960	—		252,516
Keith Cozza	108,625	119,960	—		228,585
Jeffrey T. Dunn	136,299	369,957	—		506,256
Hunter C. Gary	68,858	119,960			188,818
Michael J. Levitt(6)	58,486	—	—		58,486
Jesse A. Lynn	70,858	119,960	—		190,818
James L. Nelson	82,000	119,960	—		201,960
Colombe M. Nicholas(7)	40,000	—	—		40,000
Maria Otero	111,482	119,960	—		231,442
John Tartol	100,292	119,960	2,994,714	(4)	3,214,966

(1)	Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with ASC Topic 718, “Compensation — Stock Compensation.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying the valuation of equity awards.

(2)	Amount includes $8,900 in gifts and $1,438,519 in compensation under the Company’s Marketing Plan resulting from Mr. Cardoso’s activities as an Herbalife Member.

(3)	Amount represents fees for speaking at Herbalife events.

(4)	Amount includes $51,000 in fees for speaking at Herbalife events, $8,900 in gifts and $2,934,814 in compensation under the Company’s Marketing Plan resulting from Mr. Tartol’s activities as an Herbalife Member.

(5)	Ms. Black did not stand for re-election at the end of her term and her Board service ended on April 29, 2014 at the Company’s 2014 annual general meeting of shareholders.

(6)	Mr. Levitt did not stand for re-election at the end of his term and his Board service ended on April 29, 2014 at the Company’s 2014 annual general meeting of shareholders.

(7)	Ms. Nicholas resigned from the Board effective April 29, 2014.

Effective April 24, 2014, each non-management director receives (i) $85,000 per year for services as a director (an increase from $70,000 received from January 1, 2014, through April 23, 2014) and $5,000 for each Board committee on which the director served, an additional $20,000 per year for the Lead Director, an additional $15,000 per year for the chair of the audit committee, an additional $10,000 per year for the chair of the compensation committee and an additional $10,000 per year for the chair of the nominating and corporate governance committee, (ii) $1,500 for each Board meeting attended by the director in person or $1,000 per Board meeting attended telephonically, (iii) $3,000 for each audit committee meeting attended either in person or telephonically (an increase from $2,500 received from January 1, 2014 through April 23, 2014), and (iv) $2,000 for each compensation committee and for each nominating and corporate governance committee meeting attended either in person or telephonically (an increase from $1,500 received from January 1, 2014 through April 23, 2014). Cash fees with respect to Board or committee membership or service as the Lead Director or a

5	The board of directors

committee chair are paid ratably assuming twelve consecutive months of service from the date the particular membership or service commences. Cash fees for attending Board or committee meetings are paid in the month following the meeting date. Non-management directors also receive an annual equity grant pursuant to the Company’s Amended and Restated Non-Management Directors Compensation Plan, which is part of the Herbalife Ltd. 2014 Stock Incentive Plan, in the form of restricted stock units, or RSU’s, with a grant date fair value (as determined for financial reporting purposes) of $120,000 (rounded down to the nearest whole unit that vest on April 15, 2015). The Lead Director also receives an Equity grant in the form of RSUs with a grant date fair value (as determined for financial reporting purposes) of $250,000 (rounded down to the nearest whole unit) in respect of his or her two-year term as Lead Director. The RSU award granted to the Lead Director vests on continuation of service as Lead Director in ratable amounts over each quarter over the life of the award. Our Lead Director typically serves for a two-year term and the appointment is reconsidered biannually concurrently with our annual general meeting of shareholders.

The board of directors	6

The table below summarizes the equity-based awards held by the Company’s non-management directors as of December 31, 2014.

Name	Options/ Stock appreciation rights		Stock unit awards
	Number of securities underlying unexercised options/SARs (#) exercisable	Number of securities underlying unexercised options/SARs (#) un-exercisable	Number of Shares or units of stock that have not vested (#)	Market value of Shares or units of stock that have not vested(1) ($)	Exercise price ($)	Expiration date
Leroy T. Barnes, Jr.	5,452	—			53.29	05/18/2018
Leroy T. Barnes, Jr.	4,526	—			79.58	12/19/2020
Leroy T. Barnes, Jr.(1)	—	—	2,000	$75,400	—	04/30/2015
Richard P. Bermingham	7,503	—			44.79	05/31/2019
Richard P. Bermingham	4,526	—			79.58	12/19/2020
Richard P. Bermingham	—	—	2,000	$75,400	—	04/30/2015
Pedro Cardoso	13,064	—			22.94	05/07/2017
Pedro Cardoso	5,452	—			53.29	05/18/2018
Pedro Cardoso	7,503	—			44.79	05/31/2019
Pedro Cardoso	4,526	—			79.58	12/19/2020
Pedro Cardoso	—	—	2,000	$75,400	—	04/30/2015
Richard Carmona	4,526	—			79.58	12/19/2020
Richard Carmona	—	—	2,000	$75,400	—	04/30/2015
Jonathan Christodoro	4,526	—			79.58	12/19/2020
Jonathan Christodoro	—	—	2,000	$75,400	—	04/30/2015
Keith Cozza	4,526	—			79.58	12/19/2020
Keith Cozza	—	—	2,000	$75,400	—	04/30/2015
Jeffrey T. Dunn	4,170	—			20.90	11/11/2016
Jeffrey T. Dunn	13,064	—			22.94	05/07/2017
Jeffrey T. Dunn	5,452	—			53.29	05/18/2018
Jeffrey T. Dunn	7,503	—			44.79	05/31/2019
Jeffrey T. Dunn	4,526	—			79.58	12/19/2020
Jeffrey T. Dunn	—	—	2,000	$75,400	—	04/30/2015
Jeffrey T. Dunn	—	—	3,126	$117,850	—	04/30/2015
Hunter, Gary	—	—	2,000	$75,400	—	04/30/2015
Jesse Lynn	—	—	2,000	$75,400	—	04/30/2015
James Nelson	—	—	2,000	$75,400	—	04/30/2015
Maria Otero	4,526	—			79.58	12/19/2020
Maria Otero	—	—	2,000	$75,400	—	04/30/2015
John Tartol	13,064	—			22.94	05/07/2017
John Tartol	5,452	—			53.29	05/18/2018
John Tartol	7,503	—			44.79	05/31/2019
John Tartol	4,526	—			79.58	12/19/2020
John Tartol	—	—	2,000	$75,400	—	04/30/2015

(1)	Market value based on the closing price of a Common Share on the NYSE on December 31, 2014 of $37.70

7	The board of directors

Shareholder communications with the board of directors

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management directors as a group or individual directors, including Jeffrey T. Dunn in his capacity as the Lead Director, may do so by writing to Herbalife Ltd., c/o Assistant Corporate Secretary, 800 W. Olympic Blvd, Suite 406, Los Angeles, CA 90015, or by email at corpsec@herbalife.com, indicating to whose attention the communication should be directed. Under a process approved by the Board of Directors for handling communications received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the audit committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all communications received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concern relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Committees of the board

Our Board of Directors has a standing audit committee, nominating and corporate governance committee, and compensation committee.

Audit committee

From January 1, 2014 until April 29, 2014, the audit committee consisted of Messrs. Barnes, Bermingham and Levitt. From April 29, 2014 until June 30, 2014, the audit committee consisted of Messrs. Barnes, Bermingham, Carmona and Nelson. From June 30, 2014 until July 24, 2014, the audit committee consisted of Messrs. Barnes, Bermingham, and Nelson. From July 24, 2014 to February 26, 2015 the audit committee consisted of Messrs. Barnes, Bermingham, Dunn and Nelson. Since February 26, 2015, the audit committee has consisted of Messrs. Bermingham, Dunn and Nelson. Each director who served on the audit committee in 2014 is or was independent as discussed above under “—Director Independence.” As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham, Dunn and Nelson is or was financially literate, and that Mr. Bermingham is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. Mr. Barnes served on the audit committee of four public companies while serving as a member of the Company’s audit committee. As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors affirmatively determined that Mr. Barnes’ simultaneous services on the audit committees of more than three public companies would not impair his ability to effectively serve on the Company’s audit committee.

The principal duties of the audit committee are as follows:

•	to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

•	to monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

•	to provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

Our Board of Directors has adopted a written charter for the audit committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” and in print to any shareholder who requests it as set forth under Part 7 —“Annual report, financial and additional information.” In 2014, the audit committee met 10 times.

Nominating and corporate governance committee

From January 1, 2014 until April 29, 2014, the nominating and corporate governance committee consisted of Mme. Nicholas and Messrs. Barnes and Dunn. From April 29, 2014 until July 24, 2014, the nominating and corporate governance committee consisted of Messrs. Barnes, Christodoro and Dunn. From July 24, 2014 to February 26, 2015 the nominating and corporate governance committee consisted of Messrs. Barnes, Carmona, Christodoro and Lynn. Since February 26, 2015, the nominating and corporate governance committee has consisted of Messrs. Carmona, Christodoro and Lynn.

The board of directors	8

Each director who served on the nominating and corporate governance committee in 2014 is or was independent as discussed above under “— Director Independence.” The principal duties of the nominating and corporate governance committee are as follows:

•	to recommend to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings and to fill vacancies that occur between annual general meetings; and

•	to review and make recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.

In identifying candidates to serve on the Board, the nominating and corporate governance committee first determines the evolving needs of the Board taking into account such factors as it deems appropriate, including, among others, the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise, as discussed in greater detail below under Part 3 — “Proposal 1: The Election of Directors —Director Qualifications.” Applying these criteria, the nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as by management and shareholders. The nominating and corporate governance committee also retains a third-party executive search firm on an ad-hoc basis to identify and review candidates upon request of the committee from time to time.

If the nominating and corporate governance committee decides, on the basis of its preliminary review, to proceed with further consideration, the committee members, as well as other directors as appropriate, interview the nominee. After completing this evaluation and interview, the nominating and corporate governance committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate after considering the nominating and corporate governance committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board of Directors pursuant to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, or the Memorandum and Articles of Association, should notify the Corporate Secretary in writing with the appropriate supporting materials, as more fully described under Part 7 — “Shareholder nominations.”

The Board of Directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at

www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.” In 2014, the nominating and corporate governance committee met five times.

Compensation committee

From January 1, 2014 through April 29, 2014, the compensation committee consisted of Mme. Black and Messrs. Bermingham and Dunn. From April 29, 2014 to July 24, 2014, the compensation committee consisted of Messrs. Bermingham, Christodoro and Mme. Otero. Since July 24, 2014, the compensation committee has consisted of Messrs. Bermingham, Christodoro and Gary and Mme. Otero. Each director who served on the compensation committee in 2014 is independent as discussed above under “— Director Independence.” The principal duties of the compensation committee are as follows:

•	to oversee and approve compensation policies and programs;

•	to review and approve corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers;

•	to evaluate the performance of the CEO and recommend the compensation level of the CEO for approval by the independent members of the Board of Directors;

•	to evaluate the performance of certain executive officers and, considering the CEO’s recommendations, set the compensation level for such executive officers;

•	to administer existing incentive compensation plans and equity-based plans;

•	to oversee regulatory compliance with respect to executive compensation matters; and

•	to review the compensation of directors.

Among other duties, the compensation committee is responsible for making the initial risk assessment of the Company’s compensation programs and determining whether those programs require modification to remain consistent with the Board’s determinations as to the levels of risk that are appropriate for the Company. In its assessment, the compensation committee reviewed the Company’s compensation structure and noted numerous ways in which risk is potentially mitigated by practices and policies that include: the balanced mix between short- and long-term incentives; the use of multiple performance measures for the CEO’s annual incentive awards; strong internal controls; the use of stock ownership guidelines; and the existence of an anti-hedging policy. In light of its analysis, the committee believes that the architecture of the Company’s compensation programs provide various safeguards to protect against undue risk-taking.

9	The board of directors

Our Board of Directors has adopted a written charter for the compensation committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate

Governance” or in print to any shareholder who requests it as set forth under Part 7 — “Annual report, financial and additional information.” In 2014, the compensation committee met five times.

Compensation committee interlocks and insider participation

During the fiscal year ended December 31, 2014, Mmes. Black and Otero and Messrs. Bermingham, Christodoro, Gary and Dunn served on the compensation committee of the Board of Directors. During the fiscal year ended

December 31, 2014, there were no relationships or transactions between the Company and any member of the compensation committee requiring disclosure hereunder.

The board of directors	10

Part 3	Proposals to be voted on at the meeting

Proposal 1: The election of directors

Generally

Our Memorandum and Articles of Association presently provide for not less than one nor more than fifteen directors. The Board of Directors has, by resolution, presently fixed the number of directors at thirteen. The Memorandum and Articles of Association divide the Board of Directors into three classes. The current terms of office of Class II directors end at the Meeting. The terms of Class I and Class III directors end at the 2016 annual general meeting. Effective in 2016, and pursuant to an amendment to the Memorandum and Articles of Association approved at the 2013 annual general meeting, all Board members will serve one-year terms and these three classes will be consolidated into a single class. Currently the Board consists of four directors in Class I, four in Class II and four in Class III. There is currently a vacancy in Class III related to Mr. Barnes retiring from the Board on February 26, 2015. The Board of Directors has begun a search for a qualified candidate to fill the vacancy.

The Board has nominated each of Pedro Cardoso, Jonathan Christodoro, Keith Cozza and James L. Nelson for election as Class II directors to serve one year terms expiring at the 2016 annual general meeting. The nominations of Messrs. Christodoro, Cozza and Nelson were made pursuant to that certain Amended and Restated Support Agreement, or the Support Agreement, dated March 23, 2014, by and between the Company and Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc., or collectively, the Icahn Parties. A copy of the Support Agreement was filed by the Company on Form 8-K on March 24, 2014. In consideration of these nominations, the Icahn Parties have agreed to vote their Common Shares in favor of the Board’s nominees for director at the Meeting and thereafter for so long as any Icahn Party designee is a member of the Board. The Icahn Parties beneficially own approximately 17,000,000 of our Common Shares. The Support Agreement also includes standstill and voting provisions applicable to the Icahn Parties’ ownership of Company Common Shares. The Company did not receive any shareholder nominations for director.

The persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of the nominees listed above. The form of proxy card does not permit shareholders to vote for a greater number of nominees than four. Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

Director qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the nominating and corporate governance committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The nominating and corporate governance committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Principles of Corporate Governance, are available on the Company’s website, www.herbalife.com, by following the links through “Investor Relations” to “Corporate Governance,” and include business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. In addition, the nominating and corporate governance committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. The nominating and corporate governance committee seeks a variety of occupational, educational and personal

11	Proposals to be voted on at the meeting

backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age. While the nominating and corporate governance committee does not have a formal policy with respect to diversity, the nominating and corporate governance committee believes that it is essential that Board members represent diverse viewpoints. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the nominating and corporate governance committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the nominating and corporate governance committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The nominating and corporate governance committee also considers the terms of the support agreement. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described above under Part 2 — “Committees of the board — Nominating and corporate governance committee.”

Proposals to be voted on at the meeting	12

Set forth below is information about the four nominees and the directors whose terms of office continue beyond the Meeting, including each such person’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that such nominee/director should serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PEDRO CARDOSO, JONATHAN CHRISTODORO, KEITH COZZA AND JAMES L. NELSON.

Class II nominees

Pedro Cardoso Age 48 Class II Director since 2009

Mr. Cardoso has been an independent Herbalife Member for 23 years and a member of the Company’s Chairman’s Club since 2005. Mr. Cardoso has built a successful organization of Herbalife independent Members in several countries. He has been active in training Herbalife Members around the world, and is a member of various strategy and planning groups for Herbalife. He is also an active volunteer for the Herbalife Family Foundation. Prior to joining Herbalife, Mr. Cardoso served as the Transportation Supervisor of the Avon Company from 1990 to 1992. He received his degree in applied mathematics from the Autonomous University of Lisbon.

Mr. Cardoso’s qualifications to serve on our Board include his 23 years of experience as an Herbalife Member, which brings a first-hand understanding of the function and specific needs of our independent Members, the ultimate drivers of our business, to the Board. His tenure as a Member also provides valuable insight into the Company’s growth and development over the 23-year period.

Photo Not Available	Jonathan Christodoro Age 38 Class II Director since 2013

Jonathan Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012. Mr. Christodoro is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, from 2007 to 2012, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC. Mr. Christodoro has been a director of: Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, since December 2013; Talisman Energy Inc., an independent oil and gas exploration and production company, since December 2013; and Enzon Pharmaceuticals, Inc., a biotechnology company, since October 2013 (and has been Chairman of the Board of Enzon since November 2013). Carl C. Icahn has non-controlling interests in each of Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business with Distinction, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Mr. Christodoro’s qualifications to serve on our Board include his service on other boards as well as his extensive investment, research and investment banking experience in a variety of industries. Mr. Christodoro was recommended by the Icahn Parties pursuant to the Support Agreement.

13	Proposals to be voted on at the meeting

Keith Cozza Age 36 Class II Director since 2013

Keith Cozza has been the President and Chief Executive Officer of Icahn Enterprises LP., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since February 2014. Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since June 2014; Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; PSC Metals Inc., a metal recycling company, since February 2014; Icahn Enterprises LP., since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011. Mr. Cozza was previously a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. American Railcar Leasing, CVR Refining, Icahn Enterprises, PSC Metals, Tropicana and XO Holdings are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

Mr. Cozza’s qualifications to serve on our Board include his service on other boards as well as his significant corporate, finance, accounting and investment experience. Mr. Cozza was recommended by the Icahn Parties pursuant to the Support Agreement.

James L. Nelson Age 65 Class II Director since 2014

James L. Nelson has served as a director and member of the audit committee of Icahn Enterprises GP (IEP) since June 2001. Mr. Nelson has served as a director and member of audit committees of the Viskase Companies, Inc. from April 2003 through April 2010, American Entertainment Properties Corp. from May 2005 until November 2007, and Atlantic Coast Entertainment Holdings, Inc. from May 2005 until November 2007. Mr. Nelson has been a director of Tropicana Entertainment Inc. since March 2010 and was a member of the audit committee from March 2010 until December 2013. Mr. Nelson was Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company from 1986 until 2009. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. From January 2008 through June 2008, Mr. Nelson served as a director and member of the audit committee of Shuffle Master, Inc., a gaming manufacturing company. From March 2008 until March 2010, Mr. Nelson was a director and served on the audit committee of Pacific Energy Resources Ltd., an energy producer. From April 2008 to November 2012, Mr. Nelson served as a director and as Chairman of the audit committee of the board of directors of Cequel Communications, an owner and operator of a large cable television system. From April 2010 through November 2013, Mr. Nelson served as a director and member of the audit committee of Take Two Interactive Software, Inc. a publisher, developer, and maker of video games and video game peripherals. Since June 2011, Mr. Nelson has served as a director and member of the compensation, governance and strategic alternatives committees of Voltari Corporation (f/k/a Motricity Inc.) and since January 2012, as Chairman of its board of directors. From November 2013 until August, 2014, Mr. Nelson served as a director of VII Peaks Co- Optivist Income BDC II, Inc., an externally managed, closed-end management investment company and from April 2014 until August 2014 as a director of Ubiquity Corp.

Mr. Nelson brings to his service as a director his significant experience in leadership roles serving as Chief Executive Officer, Director and Chairman of audit committees. Mr. Nelson was recommended by the Icahn Parties pursuant to the Support Agreement.

Proposals to be voted on at the meeting	14

Continuing directors

Michael O. Johnson Age 60 Class I Director since 2003

Mr. Johnson is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 as Chief Executive Officer and became Chairman of the Board in May 2007. Mr. Johnson spent 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans until March 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Mr. Johnson’s qualifications to serve on our Board include his eleven years of experience as our Chief Executive Officer, his seven years of experience as our Chairman, and his significant experience in international business matters.

John Tartol Age 63 Class I Director since 2005

Mr. Tartol has been an independent Herbalife Member for 32 years and a member of the Company’s Chairman’s Club since 2000. He is active in training other Herbalife Members all over the world and has served on various strategy and planning groups for Herbalife. He is also active on behalf of various charities in his community and worldwide on behalf of the Herbalife Family Foundation. He has a Bachelor’s degree in finance from the University of Illinois.

Mr. Tartol’s qualifications to serve on our Board include his 32 years of experience as an Herbalife Member, which brings a first-hand understanding of the function and specific needs of our independent Members, the ultimate drivers of our business, to the Board. His tenure as a Member also provides valuable insight into the Company’s growth and development over the 32-year period.

15	Proposals to be voted on at the meeting

Hunter C. Gary Age 40 Class I Director since 2014

Hunter C. Gary has been a director of Cadus, a company focused on licensing yeast-based and other drug discovery technologies to third parties, since February 2014 and has served as President and Chief Executive Officer since March, 2014. He has served as Senior Vice President of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since November 2010. Prior to that time, Mr. Gary was employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. From 1997 to 2002, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group AG, most recently as a Managing Director. Mr. Gary has been a director of: Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since October 2012; Viskase Companies Inc., a meat casing company, since August 2012; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; Tropicana Entertainment Cayman Holdings Co. Ltd. since January 2011; American Railcar Industries, Inc., a railcar manufacturing company, since January 2008; Voltari Corporation, a mobile data services provider, since October 2007; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Federal-Mogul, Viskase Companies, PSC Metals, XO Holdings, Tropicana Entertainment, American Railcar Industries and WestPoint Home each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has a non-controlling interest in Voltari through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn’s wife’s daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

Mr. Gary’s qualifications to serve on our Board include his experience in corporate finance and his experience as a director of various companies. Mr. Gary was recommended by the Icahn Parties pursuant to the Support Agreement.

Jesse A. Lynn Age 44 Class I Director since 2014

Jesse A. Lynn has been General Counsel of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) since January 2015. From September 2004 to January 2015, Mr. Lynn was Assistant General Counsel of Icahn Enterprises. Prior to joining Icahn Enterprises, Mr. Lynn worked as an associate in the New York office of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in its business and finance department from February 2000 until September 2004. From September 1996 until February 2000, Mr. Lynn was an associate in the corporate group at Gordon Altman Butowsky Weitzen Shalov & Wein. Mr. Lynn received a B.A. in 1992 from the University of Michigan and a J.D. in 1996 from the Boston University School of Law.

Mr. Lynn’s qualifications to serve on our Board include his legal and finance experience gained both in private practice as well as his positions with Icahn Enterprises. Mr. Lynn was recommended by the Icahn Parties pursuant to the Support Agreement.

Proposals to be voted on at the meeting	16

Richard P. Bermingham Age 75 Class III Director since 2004

Mr. Bermingham is currently retired, and has over 40 years of business experience. From 1994 to 1997, Mr. Bermingham was the Vice Chairman of the Board of American Golf. Mr. Bermingham worked for Collins Food International, which was acquired by Sizzler International, Inc., from 1967 to 1994. He served as the Chief Executive Officer and a member of the board of directors of this publicly traded company for the period from 1987 to 1994. Mr. Bermingham served on the board of Ignite Restaurant Group, Inc. until December 31, 2013, the board of Interactive Health, Inc. until May 2011 and the board of EaglePicher Corp. until 2012. Mr. Bermingham was a certified public accountant and received his Bachelor of Science degree from the University of Colorado.

Mr. Bermingham’s qualifications to serve on our Board include his significant consumer marketing experience, which is relevant to the Company’s business operations in selling and manufacturing packaged food and nutritional supplement products; his past professional financial experience, which provides the Board with important knowledge regarding financial reporting rules; his prior service as a chief executive officer, which helps the Board better understand management’s day-to-day actions and responsibilities; and his service on other public company boards, which adds a depth of knowledge to our Board as to best practices in corporate governance.

Dr. Richard Carmona Age 65 Class III Director since 2013

Dr. Carmona has been Vice Chairman of Canyon Ranch, a life-enhancement company, since October 2006. He also serves as Chief Executive Officer of the Canyon Ranch Health division and president of the nonprofit Canyon Ranch Institute. He is also the first Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from August 2002 through July 2006. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System; a professor of surgery, public health, and family and community medicine at the University of Arizona; and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the U.S. Army and the Army’s Special Forces. Dr. Carmona is a director of Taser International Healthline Networks and Clorox.

Dr. Carmona’s qualifications to serve on our Board include his extensive experience in public health and clinical sciences. His commitment to prevention as an effective means to improve public health and reduce health care costs brings valuable and significant insight to the Board, and his experience serving on other public company boards adds a depth of knowledge as to best practices in corporate governance.

17	Proposals to be voted on at the meeting

Jeffrey T. Dunn Age 57 Class III Director since 2009

Mr. Dunn currently serves as the President-Packaged Fresh of Campbell Soup Company and has served as the President and Chief Executive Officer of Bolthouse Farms, a premier health and wellness company located in Bakersfield, California, since May 2008. Bolthouse Farms is the North American leader in growing/processing of fresh carrots as well as a growing national brand of super-premium juices and smoothies. From January 2006 through December 2007, Mr. Dunn served as the President and Chief Executive Officer of Ubiquity Brands, Inc., the parent company of Jay Foods, Inc., a Midwestern manufacturer and marketer of snacks, and prior to Ubiquity was the Managing Partner of Grassy Lakes Partners, an investment and consulting firm. From 1985 to 2004, Mr. Dunn held a variety of senior executive positions with The Coca-Cola Company, serving most recently as Executive Vice President, President and Chief Operating Officer of Coca-Cola North America and previously serving as President and Chief Operating Officer of Coca-Cola Americas. Mr. Dunn received his Bachelor’s degree in business administration from the University of Georgia and his MBA from Pepperdine University. In 2010, Mr. Dunn was appointed to the advisory board of the U.S. Food Day Initiative for the Center for Science in the Public Interest.

Mr. Dunn’s qualifications to serve on our Board include his significant consumer marketing experience, which is relevant to the Company’s business operations in selling and manufacturing packaged food and nutritional supplement products; his significant knowledge and experience regarding international business matters, which is relevant to the Company in light of its operations across 91 countries worldwide; and his service as a chief executive officer, which helps the Board better understand management’s day-to-day actions and responsibilities.

Maria Otero Age 64 Class III Director since 2013

Maria Otero served on the Council on Foreign Relations and serves on the boards of Development Alternatives Inc. and BancoSol, Bolivia. She has chaired the board of Bread for the World, and also served on the boards of the Calvert Foundation, U.S. Institute for Peace, the Inter-American Foundation and BRAC in Bangladesh. Ms. Otero also worked as an economist for Latin America and the Caribbean in the Women in Development Office of USAID. In 1986, Ms. Otero joined Accion, one of the first micro lending organizations in the world, as country director in Honduras. In 2000, President Clinton appointed Otero to the board of the United States Institute of Peace, where she served for eight years. In 2006 she was appointed by Secretary General Kofi Annan to the U.N. Advisors Group on Inclusive Financial Sectors. In June 2009, Otero was nominated to serve as undersecretary for Democracy and Global Affairs, which made her the highest ranking Hispanic official at the State Department, and the first Latina undersecretary in its history. On January 17, 2012, Secretary Clinton named Maria Otero as undersecretary for Civilian Security, Democracy, and Human Rights, a newly created office and position at the State Department. During her time at the Department of State, Under Secretary Otero also served as the President’s Special Coordinator for Tibetan Issues. Otero holds an M.A. in literature from the University of Maryland; an M.A. in international relations from the Paul H. Nitze School of Advanced International Studies (SAIS), at the Johns Hopkins University; and an honorary Doctorate of Humane Letters from Dartmouth College.

Ms. Otero’s qualifications to serve on our Board include an expansive career focused on empowering those less fortunate around the world, and her leadership, extensive public service and microfinance experience which add a valuable breadth and depth of knowledge to the Board.

Proposals to be voted on at the meeting	18

Proposal 2: Advisory vote to approve the company’s executive compensation

Our executive compensation program is intended to attract, motivate and retain a talented and high-performing executive team to lead the Company’s success selling food, dietary supplements and personal care products that are regulated at varying levels in the markets where we operate through a direct selling business channel. The Company’s executive compensation program is designed to incent and create long-term growth and enhanced value for shareholders and is simple in design. The vast majority of the compensation of the Company’s named executive officers — the officers identified in Part 4 — “Compensation discussion and analysis” — is tied to Company operating and share price performance. Volume Point growth, operating income and earnings per share are used to determine executives’ annual incentive compensation. Long term incentives were provided to our named executive officers in 2014 in the form of an annual grant of SARs that are subject to performance and service criteria. These awards directly align the long-term interests of our executives with those of our shareholders.

At our 2014 annual general meeting, our shareholders expressed strong support for our 2013 executive compensation program, with over 98% of votes cast in favor of the advisory vote proposal. When designing our 2014 executive compensation program, the compensation committee of the Board of Directors, or the Committee, considered, among other things, our 2010-2013 financial performance and shareholder feedback, and after careful consideration, determined to model our 2014 executive compensation program after our program in 2013.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk taking, against three performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value.

Additional information regarding the Company’s compensation program applicable to the named executive officers is described in Part 4 — “Compensation discussion and analysis” and the related tables and narrative disclosure. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, in the proxy statement.”

While the resolution is non-binding, the Board of Directors values the opinions that shareholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions. The next shareholder advisory vote on the Company’s executive compensation is expected to occur at the 2016 annual general meeting and the Company currently intends to offer shareholders this advisory vote on an annual basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION ON THE COMPANY’S EXECUTIVE COMPENSATION.

19	Proposals to be voted on at the meeting

Proposal 3: Ratification of the appointment of independent registered public accountants

The audit committee has selected PricewaterhouseCoopers, or PwC, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015. Services provided to the Company and its subsidiaries by PwC in fiscal 2014 and 2013 are described below under “—Fees to independent registered public accountants for fiscal 2014 and 2013.” Additional information regarding the audit committee is set forth in the “Audit committee report.”

The Memorandum and Articles of Association do not require that our shareholders ratify the selection of PwC as the Company’s independent registered public accountants. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain PwC, but may, nonetheless, retain PwC as the Company’s independent registered public accountants. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of PwC will be present at the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Change in independent accountants

As previously disclosed, on April 8, 2013, KPMG LLP, or KPMG, notified the Company that KPMG resigned, effective immediately, as the Company’s independent registered public accounting firm. KPMG stated it had concluded it was no longer independent because of the then-alleged insider trading in the Company’s securities by one of KPMG’s former partners who, until April 5, 2013, was the KPMG engagement partner on the Company’s audit. KPMG advised the Company it resigned as the Company’s independent accountant solely due to the impairment of KPMG’s independence resulting from its now former partner’s unlawful activities and not for any reason related to the Company’s financial statements, its accounting practices, the integrity of the Company’s management or for any other reason. As a result of the then-alleged insider trading activity by its now former partner and KPMG’s resulting resignation on April 8, 2013, KPMG notified the Company its independence had been impaired and it had no option but to withdraw its audit reports on the Company’s financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 and the effectiveness of internal control over financial reporting as of December 31, 2010, 2011 and 2012 and that such reports should no longer be relied upon as a result of KPMG’s lack of independence created by the circumstances described above.

On May 21, 2013, after considering a number of firms, the audit committee engaged PwC to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ending December 31, 2013 and to re-audit the Company’s financial statements for the fiscal years ended December 31, 2010, 2011 and 2012, including the audit of the Company’s internal control over financial reporting as of December 31, 2012 required by Section 404 of the Sarbanes-Oxley Act of 2002.

None of KPMG’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2010, 2011 and 2012 or KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2010, 2011 and 2012 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. In addition, at no point during the three fiscal years ended December 31, 2012 and the subsequent interim period through April 8, 2013 were there any (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, or (ii) “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Additionally, during the fiscal years ended December 31, 2011 and 2012, and the subsequent interim period through May 21, 2013, neither the Company, nor anyone on its behalf, consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, in connection with which either a written report or oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

Audit committee report

The audit committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and selecting the independent registered public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our

Proposals to be voted on at the meeting	20

consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. In this context, the audit committee met regularly and held discussions with management and PwC. Management represented to the audit committee that the consolidated financial statements for fiscal year 2014 were prepared in accordance with U.S. generally accepted accounting principles.

The audit committee hereby reports as follows:

•

The audit committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2014 and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PwC. This discussion included PwC’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	The audit committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
•

PwC also provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence, and the audit committee has discussed with PwC the accounting firm’s independence. The audit committee also considered whether non-audit services provided by PwC during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, which have been filed with the SEC. The audit committee also selected PwC to serve as our independent registered public accounting firm for the year ending December 31, 2015.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Richard P. Bermingham (Chairman)

James L. Nelson

Jeffrey T. Dunn

Fees to independent registered public accountants for fiscal 2014 and 2013

The following fees were paid to PwC:

	2013		2014
Audit fees (2014 Audit)	–		$5,938,000	(1)
Audit fees (2013 Audit)	$4,911,000	(1)	–
Audit fees (2010-2012 re-audit and reviews)	$15,200,000	(2)	–
Audit-related fees	–		$80,000	(3)
Tax fees(4)	$1,288,000		$1,925,000
All other fees(5)	$55,000		–
Total	$21,454,000		$7,943,000

1	Audit fees for 2013 and 2014 consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and December 31, 2014 including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

2	Fees incurred in connection with PwC’s re-audit of the Company’s 2010 to 2012 financial statements. See “Change in independent accountants” above.

3	Audit-related fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and which are not reported above under “Audit fees.” These fees primarily related to accounting consultation services.

4.	Tax fees were billed for tax compliance and tax guidance.

5.	As previously disclosed in the Company’s Current Report on Form 8-K dated May 21, 2013, PwC provided non-audit services prior to PwC being engaged as the Company’s principal accountant. See “Change in independent accountants” above. All other fees consists of routine corporate and administrative legal advisory services, financial statement filing services, payroll and administrative services, secondment services, financial reporting and bookkeeping services.

Pre-approval policy

The audit committee has adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent auditors have historically provided. Pursuant to those policies and procedures, the

Company’s external auditor cannot be engaged to provide the Company any audit or non-audit services to the Company unless the engagement is pre-approved by the audit committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2015.

21	Proposals to be voted on at the meeting

Proposal 4: Approval of an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to provide for majority voting in uncontested director elections

This Proposal is proposed as a “Special Resolution” in accordance with the Companies Law (2013 Revision).

The Board of Directors recommends that shareholders approve an amendment to our Memorandum and Articles of Association to implement a majority voting standard for the election of directors in uncontested elections.

We are incorporated in the Cayman Islands. Our Memorandum and Articles of Association provide that our directors are elected by a plurality vote. Under a plurality voting standard, only “for” votes are counted because the nominees who receive the most votes are elected. Votes “against” and abstentions are disregarded. Therefore, in an uncontested election (i.e., an election where the number of persons nominated for election does not exceed the number of Directors to be elected) a nominee could be elected with only one “for” vote, despite an overwhelming number of “against” votes.

In 2012, our Principles of Corporate Governance were amended to include a policy that incorporates a form of majority voting for uncontested director elections. Under this policy, any current director who is a nominee in an uncontested election and does not receive a majority of votes cast “for” his or her election is required to tender his or her resignation. The nominating and corporate governance committee (excluding the nominee in question if applicable) is then required to make a recommendation to the Board as to whether the Board should accept the director’s resignation. The Board would make a final determination as to whether to accept the director’s resignation and be required to disclose its decision-making process.

When it adopted this policy, the Board recognized that the majority vote standard was an evolving concept. The Board has continued to monitor best practices in this area, and is aware that many public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard. The Board believes that a majority voting standard would provide shareholders with a more meaningful role in director elections by giving effect to shareholders’ votes “against” a nominee for director, and by requiring more votes “for” a nominee in order for that nominee to be elected to the Board. Accordingly, after careful consideration, the Board believes it is in the best interests of the Company and its shareholders at this time to amend our Memorandum and Articles of Association to provide for majority voting in uncontested director elections.

Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” a director nominee’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Shareholders will also be entitled to abstain with respect to the election of a director, although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. In contested elections, as is the case under the existing policy in the Principles of Corporate Governance, directors will continue to be elected by a plurality of the votes cast.

Under our Memorandum and Articles of Association and the Companies Law (2013 Revision), a majority of not less than 66.67% of the Common Shares present or represented by proxy and entitled to vote must approve an amendment to the Memorandum and Articles of Association in order to change the voting standard in director elections. If the proposed amendment is approved, Article 91 of our Memorandum and Articles of Association will be amended and restated to read as follows:

In any vote of Members to appoint Directors, each person nominated for appointment as a Director in an uncontested election shall be appointed if the number of votes cast for the person’s appointment exceeds the number of votes cast against the person’s appointment. In all votes to appoint Directors other than uncontested elections, the persons receiving the largest number of votes cast for appointment, up to the number of Directors to be appointed in such vote, shall be deemed appointed. For purposes of this Article 91, an “uncontested election” means any meeting of Members at which, as of the date that is ten (10) days in advance of the date the Company files its definitive proxy statement with respect to such meeting (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of persons nominated for appointment does not exceed the number of Directors to be appointed.

If approved by our shareholders, this amendment will become effective immediately following the shareholder vote. The new majority voting standard would then be applicable to an uncontested election of directors thereafter. Additionally, if this amendment is approved, the majority voting policy will be removed from the Company’s Principles of Corporate Governance. The majority voting policy would no longer be necessary because our Memorandum and Articles of Association

Proposals to be voted on at the meeting	22

would require a majority voting standard in uncontested elections and there is no concept of a holdover director under Cayman Islands law that would necessitate mandatory resignations. Specifically, by operation of a majority voting standard under Cayman Islands law and the provisions of the Amended and Restated Articles of Association as proposed to be amended, the term of a director who does not receive sufficient votes to be re-elected would end following such vote, resulting in a vacancy on the Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION TO PROVIDE FOR MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

23	Proposals to be voted on at the meeting

Part 4	Executive compensation

Compensation discussion and analysis

This section explains the Company’s 2014 executive compensation program as it relates our “named executive officers”, or NEOs:

Michael O. Johnson	Chairman and Chief Executive Officer

Desmond Walsh	President

Richard P. Goudis	Chief Operating Officer

John G. DeSimone	Chief Financial Officer

Alan L. Hoffman	Executive Vice President — Corporate Affairs

Executive summary of our compensation program

Our executive compensation program is designed to attract, motivate and retain a talented and high-performing executive team to lead the Company’s global success selling food, dietary supplements and personal care products that are regulated to varying levels in the 91 markets where we operate through a direct selling business model. The compensation program accomplishes this through a balanced approach placing emphasis on short term goals while also rewarding behavior that creates long-term growth and enhanced value for our shareholders. The Committee has the responsibility for establishing, developing and implementing these programs while ensuring an appropriate level of risk tasking.

Program features

The direct compensation of our NEOs in 2014 consisted of base salary, annual cash incentives, and grants of equity in the form of performance SARs (other than Mr. Hoffman). Due to the proportion of annual cash incentives and performance SARs, the vast majority of the total compensation of our NEOs is tied to the Company’s financial and share price performance. In setting target compensation, the Committee focuses on the total compensation opportunity for the executive. Although there is no targeted mix of compensation elements, the proportion of compensation designed to be delivered in variable pay versus base salary increases with the ability of the executive to influence overall Company performance. For 2014, the percentage of targeted compensation assuming maximum bonus achievement provided in the form of annual and long-term incentives tied to the Company’s top line performance, EPS results, Sales Leader retention and stock price was 88% for our CEO and 76-84% for our other NEOs as a group other than Mr. Hoffman. Actual compensation paid provided in the form of such incentives was 80% for our CEO and 71-76% for our other NEOs as a group.

Several key operating performance measures that drive our share value — Volume Point growth, Operating Income and EPS — are used in the annual incentive plans for our named executive officers. Each of these measures is more fully described in “Annual Incentive Awards — Targets and Award Determination,” below. Long-term incentives granted in 2014 in the form of performance SARs provide a direct alignment to increasing sales leader retention and to enhancing long-term shareholder value.

The program’s most effective feature is its direct emphasis on the pay for performance feature most relevant to our shareholders – namely, share price appreciation. That equity component, which is the sole form of long term incentive for the NEOs, ensures that our NEOs interests are directly aligned with those of our shareholders. This award has represented 49%, 48% and 74% of total targeted compensation for our CEO in 2012, 2013 and 2014 respectively. In 2014 as our share price and total shareholder returns decline, our NEOs have seen the value of their equity incentive awards decline significantly, as set forth below. This decline in share price has created a retention challenge that the committee is currently evaluating.

Executive compensation	24

Executive	Grant Date Fair Value			Current Spread Value(1)
	2012 SARs	2013 SARs	2014 SARs	2012 SARs	2013 SARs	2014 SARs
Michael O. Johnson	$5,000,000	$5,000,000	$5,000,852	0	0	0
Desmond Walsh	$1,806,000	$1,806,000	$2,167,162	0	0	0
Richard P. Goudis	$1,806,000	$1,806,000	$2,167,162	0	0	0
John G. DeSimone	$1,212,000	$1,500,000	$1,500,243	0	0	0
Alan L. Hoffman	—	—	$2,050,115	0	0	0

(1)	Current spread value (market value less exercise price) includes any unvested portion and is calculated using the closing share price of our common stock on February 27, 2015 of $31.01.

Additionally, due to the decline in the Company’s share price in 2014, Mr. Johnson’s 2011 performance SAR failed to vest and was cancelled resulting in a return of 864,000 shares to the Company. The performance SARs had two measurement triggers, one which was growth in Volume Points was achieved, the second trigger, that was not achieved, was an average closing price of the Company’s common stock over the month of December 2014 having not met or exceeded $69.49.

Things we do

Our executive compensation program is simple in design, and follows guidelines that have repeatedly proven effective in creating a “pay for performance” culture and has led us to sustained profitable growth. These include:

•	tying the vast majority of the income opportunity available to our executives to long term growth in shareholder value;

•	beginning in 2013, incorporating a performance measure relative to improving sales leader retention, to trigger the vesting of annual equity awards for all Section 16 officers;

•	making annual incentive awards available only to the extent that key performance targets are met that ensure profitable and efficient business growth;

•	imposing caps on awards payable to each named executive officer under our annual incentive plan;

•	imposing an outside limit on amounts payable to all employees collectively under our annual incentive plan equal to 10% of operating income;

•	the Committee retaining and regularly consulting with an independent compensation advisor;

•	the Committee reviewing current data regarding the Herbalife Peer Group when compensation decisions are made;

•	the scheduling of our annual equity grant effective dates during open trading window periods after the Company has disclosed all material information to the investing public;

•	prohibiting pledging, hedging and other types of securities transactions intended to lock in gain on share price appreciation;

•	subjecting our Section 16 officers to compensation “clawbacks” in the event of a financial misstatement per the Company’s clawback policy; and

•	providing limited perquisites that generally reinforce the Company’s strategy and culture of supporting healthy lifestyles.

Things we don’t do

The Committee is committed to maintaining and adopting prevailing best practices with regard to executive compensation. As such, we DO NOT DO the following:

•

we do not provide tax gross ups to our NEOs (other than with respect to benefits payable to Mr. Johnson in the event of a change in control, pursuant to provisions that were grandfathered from his initial 2003 employment contract into his current employment agreement);

•

other than as part of Mr. Hoffman’s sign-on employment package relative to 2014 bonus, we do not guarantee our executives any annual incentive award amounts — all annual bonuses require financial performance against annually established goals as established by the Committee;

•	we do not re-price or back date equity awards;

•	we do not issue equity awards with below market exercise prices;

•	we do not spring-load, bullet-dodge or otherwise manipulate the effective date of our annual equity grant program; and

•	we do not provide supplemental retirement benefits.

25	Executive compensation

Executive compensation program objectives

As a leader in nutritional products sold through a direct selling distribution channel, generating approximately 82% of our net sales outside the United States, we operate in an environment of challenging regulatory, economic and geopolitical uncertainty. Our success depends on the leadership of a highly-talented, adaptive and dedicated executive team. Our compensation program for our NEOs provides highly-competitive rewards to executives who contribute to our annual success in achieving superior growth in revenues and profitability, as well as increasing shareholder returns over time.

The Committee believes that shareholder interests are advanced if the Company assembles, motivates and rewards a high-performing management team. To promote this objective, the Committee was guided by the following underlying principles in developing its executive compensation program:

•

The program should be designed to attract and encourage a long-term commitment from talented executives necessary to lead our global nutrition business and advance shareholders’ interests in a manner consistent with our company value of “operating with integrity”.

•	Compensation opportunities should be highly competitive with the pay practices of companies that operate in highly regulated, global markets and require similar executive skills and capabilities.

•	A meaningful portion of total compensation should be at risk and tied to achievement of annual financial performance goals and improvement in long-term shareholder value.

•	Incentive compensation should provide superior pay for superior performance that meets or exceeds the expectations of our shareholders.

•	Incentive compensation should reflect a balanced time horizon between annual and long-term performance in order to promote sustainable growth in the value of the enterprise.
•

Long-term incentives should be provided in Company equity, where allowed by local law, to encourage executives to plan and act with the perspective of shareholders and the Company’s vision, mission and values in mind and to reward them for the successful implementation of our growth strategies.

Establishing CEO compensation

The Chair of the Committee, with input from the compensation advisor, recommends the CEO’s compensation to the Committee in an executive session not attended by the CEO. Once a recommendation has been established by the Committee, the CEO’s compensation is reviewed and approved by the independent members of the Board.

Role of executive officers in executive compensation decisions

The CEO reviews compensation data gathered from a group of peer companies approved by the Committee and described below under “— Peer Group”, or the Herbalife Peer Group, and general industry compensation surveys, considers each executive officer’s performance and scope of responsibility, and makes a recommendation to the Committee on changes to base salary, annual incentive awards and equity awards for each executive officer other than himself. The CEO participates in Committee meetings at the Committee’s request to provide background information regarding the Company’s strategic objectives and to evaluate the performance of and compensation recommendations for the other executive officers. The Committee utilizes the information provided by the CEO along with input from its compensation advisor and the knowledge and experience of its members in making compensation decisions.

Executive compensation	26

Purpose of compensation elements

The compensation and benefits program for our named executive officers consists of and is designed to achieve the following:

Direct pay component	Purpose
Base salary	Provide a competitive foundation for total compensation to each executive in consideration of job scope & responsibility, demonstrated sustained performance, capabilities and experience
Annual cash incentives	Reward executives for the achievement of challenging annual financial targets and other operating objectives that should drive growth in shareholder value
Long-term incentives (time and performance-based SARs)	Incentivize executives to make decisions that will enhance shareholder value, reward executives with participation in the creation of long-term shareholder value and encourages successful executives to remain with the Company
Indirect pay (benefits)
Executive medical & wellness	Promote a healthy, active lifestyle among our executives through an annual health screening evaluation and an allowance for purchase of physical conditioning equipment, services and related resources
Financial planning	Encourage executives to engage knowledgeable experts to assist with personal financial and tax planning, which we believe facilitates greater focus on their Company duties
Retirement benefits	Encourage executives to build retirement resources by providing a match on deferred compensation in the Company’s 401(k) plan and Senior Executive Deferred Compensation Plan
Insurance benefits (life and disability)	Provide a competitive benefit in the event of death or disability of an executive
Severance benefits	Enable each executive to focus his or her full time and attention on meeting the financial and operating objectives set by the Committee without fear of the financial consequences of an unexpected termination of employment
Change in control benefits	Enable executives to focus on shareholder interests when considering strategic alternatives

Base salaries

The Committee reviews base salaries of our NEOs annually. The salaries of Messrs. Walsh, Goudis and DeSimone were increased in February 2014 to improve alignment with comparable base salaries among the Herbalife Peer Group.

Executive	2014 Salary
Michael O. Johnson	$1,236,000
Desmond Walsh	$675,680
Richard P. Goudis	$675,680
John G. DeSimone	$600,000
Alan L. Hoffman	$600,000

Annual incentive awards & long-term incentive program

General

In setting target annual and long-term incentive compensation levels, the Committee focuses on the total compensation opportunity for each executive. Variations in compensation among our executive officers reflect differences in the scope, responsibility and complexity of the functions they oversee, the contribution of those functions to our overall performance, their experience and capabilities, and individual performance. Although there is no targeted mix of compensation elements, the proportion of compensation designed to be delivered in variable pay vs. base salary increases with the ability of the executive to influence overall Company results. We also monitor the compensation practices of our peers to obtain a general understanding of competitive compensation practices and target metrics.

27	Executive compensation

Annual incentive awards

Our annual cash incentive plan is designed to motivate and reward the achievement of annual financial targets and key operating goals that should create value for our shareholders. The Committee establishes financial performance targets and goals for our incentive plan each year that are consistent with the Company’s 5 year plan, current business conditions, alignment with public investor expectations and overall performance that is competitive with those of the Herbalife Peer Group. The performance measures used for each named executive officer are based on the executive’s primary area of focus and the executive’s ability to affect the Company’s results. The criteria used for 2014 match those used in each of 2009-2013 and consist of targeted EPS which the Committee believes is an important measure of shareholder value creation that aligns the interest of our executives with the expectations of our investors, year-over-year Volume Point growth, serving as a proxy for sales growth, and targeted Operating Income.

In addition to setting performance targets, the Committee has established two limitations, or guardrails, within the annual incentive plan that can affect the aggregate value of the awards. The first guardrail is the requirement that the aggregate payments made under the annual incentive plan cannot exceed 10% of the Company’s Operating Income for the year. The second guardrail is the requirement that the total management bonus payout should not exceed the annual Mark Hughes bonus payout(1) to the Company’s independent members.

Mr. Johnson’s target and maximum annual incentive as a percentage of his base salary was negotiated and is set forth in his March 2008 employment agreement. The minimum target annual incentive as a percentage of base salary for Mr. Goudis was set forth in his January 2010 employment agreement. Subject to those limits, target incentives for our executives are set by the Committee depending on the employee’s position, scope of responsibilities, ability to influence Company results, and competitive pay practices among the Herbalife Peer Group.

Mr. Johnson’s employment agreement provides for a “base” annual incentive award equal to  3/4 of his total annual incentive opportunity payable to the extent the Company achieves EPS targets set by the Committee. Mr. Johnson’s employment agreement also provides for a supplemental annual incentive award payable in the event of the achievement of an alternative performance target, or APT, equal to  1/4 of his total annual incentive opportunity. The APT incentive allows the Committee a degree of flexibility in incentivizing and rewarding him for the achievement of key strategic, as well as financial, targets. As in each of 2009-2013, Volume Point growth was used in 2014 to determine Mr. Johnson’s APT incentive in order to encourage a keen focus on the top-line growth valued by our investors.

Mr. Hoffman joined the Company in August 2014. As a result of his mid-year hire, he did not participate in our incentive program in 2014 but instead received a guaranteed bonus of $360,000. References below to our NEOs participation in our annual incentive plan exclude Mr. Hoffman.

(1)	Mark Hughes bonus is compensation paid to some of our most senior Members for the development, retention and improved productivity of their sales organizations and is approximately 1% of retail sales.

The chart below is a summary of the 2014 annual incentive plan performance measures and weightings for each NEO and they are used in calculating annual incentive awards. The metrics and relevant weightings for each NEO vary based upon the executives area of responsibility and their ability to influence the specific performance metric.

Executive	Weight in determining annual incentive
	EPS	Operating Income	Volume Point Growth
Michael O. Johnson, Chairman and Chief Executive Officer	75%		25%
Desmond Walsh, President		70%	30%
Richard P. Goudis, Chief Operating Officer		70%	30%
John G. DeSimone, Chief Financial Officer	50%	50%

Targets and award determination

Performance targets are aligned to what we believe to be the expectations of our Board and investors at the time of the annual budget review, typically in October of the preceding year of the relevant performance period, and can be modified based upon current business trends at

Executive compensation	28

the first meeting of the Board in performance period. Budget figures are built from the “bottom up” based on input from operating regions regarding trends in their respective markets, including the general economic environment, sale and consumption of our products, sales leader activity and retention, and the degree of risk in achieving forecasted revenue and expense levels. In setting performance targets, the Committee also considers the Company’s 5 year plan, Wall Street analysts’ financial expectations for the Company, and the performance targets of selected companies within the Herbalife Peer Group.

For purposes of our annual incentive plan, the performance measures are defined as follows:

•

EPS is the Company’s reported fully-diluted earnings per share calculated according to U.S. Generally Accepted Accounting Principles, adjusted for certain items the Committee believes is not reflective of management’s performance.

•

Volume Points are point values assigned to each of our products for use by the Company to determine a Member’s sales achievement level. We assign a Volume Point value to a product when it is first introduced into a market and that value is unaffected by subsequent exchange rate and price changes. The specific number of Volume Points assigned to a product, generally consistent across all markets, is based on a Volume Point to suggested retail price ratio for similar products in the market. Volume Points, which are unaffected by exchange rates or price changes, are used by management as a proxy for sales trends because, and in general, an increase in Volume Points in a particular geographic region or country indicates an increase in our local currency net sales, while a decrease in Volume Points in a particular geographic region or country indicates a decrease in our local currency net sales.

•	Operating Income is the Company’s net sales less expenses, including royalty payments, costs of sales and general operating expenses.

2014 Performance

Our results in 2014 reflect our ongoing transition to a more consumer-focused organization that is creating a stronger company for the long-term. As a result of the improvements we have implemented during this multi-year transition, the Company reported record net sales and Volume Points in 2014:

	2010	2011	2012	2013	2014	2014 growth	Avg growth 2010- 2014	5-Year CAGR
Volume Points (millions)	3,233	3,922	4,720	5,337	5,443	2%	14%	11%
Operating Income ($, millions) (1)	387.5	562.3	661.4	800.0	792.1	(1)%	21%	15%
EPS ($) (diluted) (1)	2.32	3.32	3.94	5.37	5.93	10%	27%	21%
Share price at year end ($) (2)	32.08	51.67	32.03	78.35	37.70	-	-	-

(1)	Operating income and EPS for 2010-2012 represent as-reported U.S. GAAP measures. Operating income and EPS for 2013 and 2014 are adjusted to exclude the impact of re-measurement and impairment losses related to Venezuela and expenses incurred responding to attacks on the Company’s business model. Operating income and EPS for 2013 are also adjusted to exclude expenses incurred for the re-audit of our 2010-2012 financial statements. Operating income and EPS for 2014 are also adjusted to exclude certain non-recurring expenses associated with Member payments related to Venezuela, expenses related to the FTC inquiry, expenses incurred for the recovery of re-audit fees, non-cash interest expense and the amortization of non-cash issuance costs resulting from our convertible notes, the legal reserve for the Bostick case, and costs associated with the impairment of newly acquired defective manufacturing equipment.
(2)	Adjusted for our 2:1 stock split in May 2011.

At our 2014 annual general meeting, our shareholders expressed strong support for our 2013 executive compensation program, with over 98% of votes cast in favor of the advisory vote proposal. When designing our 2014 executive compensation program, the compensation committee of the Board of Directors, or the Committee, considered, among other things, our 2010-2013 financial performance and shareholder feedback, and after careful consideration, determined to model our 2014 executive compensation program after our program in 2013.

We believe that the Company’s financial performance is facilitated by the “pay for performance” design of our compensation program. Our program motivates our executives to deliver financial results, with the appropriate level of risk taking, against three performance metrics in a manner that ultimately aligns with the realized growth of shareholder equity value. Our executives have the opportunity to earn annual incentive awards provided that the Company achieves aggressive growth targets in Volume Points, operating income and earnings per share, or EPS.

29	Executive compensation

Volume Points are point values assigned to each of our products. We assign a Volume Point value to a product when it is first introduced into a market, and that value is unaffected by subsequent exchange rate and price changes. As a result, we believe that Volume Points exhibit the most accurate available measure of organic growth or decline in the local demand for our products.

Incenting operating income growth ensures that Volume Point growth is achieved in a cost-effective manner and that cost efficiencies and productivity enhancements are pursued throughout the Company. Incenting EPS growth ensures that the favorable contribution from operating income growth is realized within a tax efficient capital structure. Equity awards — that comprise the potential for the most significant income opportunity for our executive officers — directly align our executives’ interests in creating long-term enhanced shareholder value with those of our shareholders.

Our executive compensation program incorporates an important performance-related measure to ensure the long term sustainability of our annual achievements in Volume Point, Operating Income and EPS growth. As a company that sells nutrition products through the direct selling channel, the success of our Members engaged in product resale, or our sales leaders, is critical to the financial success of our company as a whole. The 2014 annual equity awards issued to our NEOs other than Mr. Hoffman — and to all of our Section 16 reporting executives — requires that, in order for the awards to vest, the Company must meet the additional performance criteria of achieving sales leader retention levels set by the Committee.

In addition to the financial performance discussed earlier, the Company achieved key strategic accomplishments in 2014 that provided significant support for the Company’s continued growth and success. These include:

•	expanding the global roll-out and member acceptance of daily consumption based sales methods;

•	continuing execution of our “build it better” program, resulting in continuous improvement efforts throughout the Company;

•	implementing the “gold standard” program which we believe is the leading consumer protection program in the direct selling industry;

•

initiating the global roll out of several marketing plan changes including; “4k qualification” (qualification for commissions and other incentives over a one year period resulting in higher retention rates) and first order limitations;

•	increasing the Company’s vertical manufacturing capacity and capability for our key products with the opening of our HIM Winston Salem manufacturing facility; and

•	improving the number and effectiveness of our product access points and distribution facilities.

The following table shows the performance targets set by the Committee with respect to 2014 and the Company’s performance relative to those targets.

2014 Annual incentive plan performance targets

	Target	2014(1) Results	2014 Results (% of target)
Target
EPS	$5.95	$5.59	94%
Volume Point growth (CEO APT)	7.29%	1.98%	27%
Volume Points (other NEOs)	5.710M	5.443M	95%
Operating income (millions)	$840.7	$764.0	91%

(1)	EPS and Operating Income are presented as adjusted, as discussed below.

Annual incentive awards are payable only if and to the extent EPS, Volume Point growth and/or Operating Income meet and exceed the applicable performance target. Targets are set as part of the annual budget process, and modified, if necessary, at the first Board meeting of the performance period. For 2014 Annual Incentive Plan performance purposes, our EPS and Operating Income were calculated consistent with our adjusted EPS presentations and earnings guidance provided to the investment community, excluding:

•	the impact of re-measurement and impairment losses related to Venezuela;

•	expenses incurred responding to attacks on the Company’s business model;

Executive compensation	30

•	certain non-recurring expenses associated with Member payments related to Venezuela;

•	expenses related to the FTC inquiry;

•	expenses incurred for the recovery of re-audit fees, non-cash interest expense and the amortization of non-cash issuance costs resulting from our convertible notes;

•	the legal reserve for the Bostick case; and
•	costs associated with the impairment of newly acquired defective manufacturing equipment.

•

As reflected above, our EPS and Operating Income results for 2014 Annual Incentive Plan performance purposes were subject to further adjustments at the Committee’s discretion, resulting in a reduction of performance target achievement as compared to as-reported results.

With the exception of the CEO’s APT bonus opportunity, target-level bonuses are awarded for results between 100% and 106% of the applicable target, and bonus awards above 103% of target increase on a prorated basis in steps. The CEO’s APT bonus is awarded for results equal to or in excess of 100% of the applicable Volume Point growth target in ratable increases following 100% of target achievement. Should the financial targets not be achieved, there is no bonus funding or payouts to the NEOs. This bonus scale is designed to encourage realistic target setting and prudent risk-taking while simultaneously creating consequences for not meeting target and capping the potential payout in order to avoid excessive incentive awards as compared to performance. For 2014, annual incentive opportunities as a percentage of base salary were established as follows:

2014 Annual incentive opportunities by executive and target

Performance target achievement — % of target
Executive	Target	Below 100%	100%	103.0%	103.5%	104.0%	104.5%	105.0%	105.5%	106.0%
										Max
Johnson	EPS	0%	112.5%	112.5%	168.8%	191.3%	208.1%	213.8%	219.4%	225%
	APT (volume point growth)	0%	37.5%	56.25%	59.38%	62.5%	65.63%	68.75%	71.88%	75%
Walsh/	Volume point	0%	24%	27%	38.4%	42%	44.7%	45.6%	46.5%	48%
Goudis	Operating income	0%	56%	63%	89.6%	98%	104.3%	106.4%	108.5%	112%
DeSimone	Operating income	0%	37.5%	42.19%	60%	65.625%	69.845%	71.25%	72.655%	75%
	EPS	0%	37.5%	42.19%	60%	65.625%	69.845%	71.25%	72.655%	75%

The following table shows the incentive eligible earnings (i.e., 2014 base salary), target and maximum incentive percentages and amounts expressed as a percentage of base salary, and 2014 incentive awards for each named executive officer participating in the incentive plan. There was no incentive funding in 2014, for the NEOs listed below, as the Company’s adjusted results fell below 100% of its incentive targets.

2014 Incentive award calculation

Executive	Salary	Target incentive %	Max incentive %	Actual results —% of target			Award %	Award amount
				EPS(1)	Volume point	Operating income (1)
Michael O. Johnson	$1,236,000
EPS (base) incentive		112.5	225	94	—	—	0	$0
APT (volume point growth) incentive		37.5	75	—	27	—	0	$0
Total		150.0	300				0	$0
Desmond J. Walsh and Richard P. Goudis	$675,680
Volume point incentive		24	48	—	95	—	0	$0
Operating income incentive		56	112	—	—	91	0	$0
Total		80	160				0	$0
John G. DeSimone	$600,000
EPS incentive		37.5	75	94	—	—	0	$0
Operating income incentive		37.5	75	—	—	91	0	$0
Total		75	150				0	$0

(1)	EPS and Operating Income are presented as adjusted, as discussed above.

31	Executive compensation

Long term incentive awards

The Company’s equity grants are intended to align executive officers’ interests with the interests of shareholders by incenting our executives to make decisions that will enhance long-term shareholder value while rewarding them with the ability to participate in the share price appreciation they create, thereby enabling us to attract, motivate and retain highly qualified individuals for key leadership positions. The Committee also believes that these long-term incentives foster teamwork among the executives as well as long-term executive decision making that is aligned with the interests of the majority of our shareholders. Each year, the Committee determines the form of equity grant. For 2014, the total grant value was made in the form of performance SARs and are less dilutive to our shareholders than stock options, restricted stock units or other full value awards. Performance SARs provide an opportunity for executives to earn additional compensation if the following criteria are achieved; a. the Company’s sales leader retention target is achieved and b. our share price increases over the share price on the grant date.

Our equity grant decisions comprise targeted grant value and grant date. Immediately prior to the targeted grant date, the Committee establishes guideline grant values for the named executive officers in consideration of individual performance, scope of job responsibilities, prior equity grants and competitive practices using published information regarding the Herbalife Peer Group compiled by Exequity. Using these value guidelines, our Chairman and CEO proposed to the Committee equity grants for each of the named executive officers other than himself. At the same time, the Committee, separately and without the involvement of the Chairman and CEO, evaluated and proposed equity grants for the Chairman and CEO to the independent members of the Board of Directors for their approval. The number of SARs granted is calculated by dividing the grant value by the option value determined in accordance with financial accounting and disclosure rules under ASC Topic 718 “Share Based Payments” using our closing share price on the date of grant.

2014 Long term incentive awards — annual grant program

Executive	SAR grant value(1)	SARs awarded
Michael O. Johnson	$5,000,852	192,455
Desmond J. Walsh	$2,167,162	83,402
Richard P. Goudis	$2,167,162	83,402
John G. DeSimone	$1,500,243	57,736
Alan L. Hoffman	$2,050,115	98,462

(1)	SAR grant values are targets set by the Committee and vary slightly from amounts set forth in the Summary Compensation Table due to share price movements between the date of Committee approval and grant date.

In 2014, SARs were granted to our NEOs other than Mr. Hoffman with an exercise price equal to the closing price of our Common Shares on April 30, the grant date, when the SAR fair value was $25.98 and our closing share price was $59.98. The SARs awarded to our named executive officers in 2014 vest and become exercisable based upon continued Company service over three years at the rate of 20% in June 2015, 20% in June 2016, and 60% in June 2017, provided that, as explained in more detail below, the Company’s “sales leader” retention rate (Members engaged in the Company’s business opportunity) equals or exceeds 50%. For the first 20% tranche to vest in June 2015, the Company’s sales leader retention rate for fiscal 2014 must equal or exceed 50%, and for the second 20% tranche to vest in June 2016, the Company’s sales leader retention rate for fiscal 2015 must equal or exceed 50%. If either or both of the first two tranches do not vest as scheduled (in June 2015 and/or June 2016, respectively), that tranche or those tranches, and the remaining 60% tranche, will vest in June 2017 to the extent the Company’s average sales leader retention rate from fiscal 2014 through fiscal 2016 equals or exceeds 42%. Any portion of the award that is unvested as of June 2017 will be forfeited. The Committee set the 50% sales leader retention performance target as an aspirational performance hurdle in light of the Company’s annual sales leader retention rates over fiscal years 2004 — 2011, during which the Company’s median annual sales leader retention rate was approximately 44% and a rate in excess of 45% was achieved only twice.

In 2014, in connection with his sign-on employment package, Mr. Hoffman received an award of 31,219 SARs with a grant date fair value of $650,023 that vest in increments of 20%, 20% and 60% on the three respective succeeding anniversaries of the grant date subject to his continued employment. In order to compensate Mr. Hoffman for the forfeited value of unvested equity awards he held with his prior employer, Mr. Hoffman also received an award of 67,243 SARs with a grant date fair value of $1,400,092 that cliff vest on the third anniversary of the grant date. Both awards were granted on September 1, 2014 and have an exercise price of $50.98.

Executive compensation	32

The following table illustrates the portions of the award that may vest if and to the extent these targeted sales leader retention rates are met.

Mandatory Sales Leader Retention Targets in 2014 NEO SARs
Target	Vesting Amount
FY’14 — 50% or more	20%
FY’15 — 50% or more	20%
FY ’14 — ’16 (3 yr average)
50% or more	100%*
45% — 49.99%	75%*
42% — 44.99%	50%*
Less than 42%	0%

*	Percentages are of the unvested balance of the SAR award as of June 2016.

Vesting the greatest percentage of the award value in the third year of its vesting period further encourages executive retention. Executives may exercise vested SARs at any time while employed at the Company and for 30 days following termination of employment other than for cause, so long as any such exercise is no later than ten years following the date of grant, at which point in time they expire. At exercise, the gains on SARs are settled by issuing Common Shares. We encourage all Section 16 officers to utilize a 10b-5 plan when exercising or selling any Herbalife equity.

Additional details of the 2014 equity awards made to our executives can be found in the tabular disclosure below under “— 2014 Grants of Plan-Based Awards.”

Equity award grant policy

Annual long term incentive grants of performance SARs were made to our named executive officers other than Mr. Hoffman on April 30, 2014. It is the Company’s policy to make annual grants to our executive officers as of the second business day following our release of quarterly financial results. We also follow a monthly grant approval process where awards are authorized for newly-hired employees, certain selected retention situations, and to newly promoted executives other than our executive officers. The policy provides that the exercise price of stock options and SARs granted to executive officers and other employees will be established as the closing share price on the grant date. All equity awards made to our named executive officers and other executives are made pursuant to our equity grant policy, which was approved by the Committee.

Hedging

Company policy prohibits all employees, including Section 16 Officers from entering into hedging transactions with respect to the Company’s Common Shares.

Pledging

Company policy prohibits executives from pledging their Common Shares as collateral for a loan or for any other purpose.

Clawback policy

The Committee has adopted a policy that enables the Committee to clawback incentive compensation earned by our Section 16 Officers, and any other employee determined by the Committee.

Benefits and perquisites

The Company’s U.S.-based employees, including the NEOs, participate in a variety of savings, health and welfare and paid time-off benefits typically provided by competitors for the services of the Company’s employees. Health and welfare and paid time-off benefits help ensure that Herbalife has a healthy, productive and focused workforce.

In addition, our named executive officers are eligible to participate in the following executive benefits and perquisites:

•	Executive Health Benefits — We value executive health and strive to support a healthy, active lifestyle among our named executive officers by providing the following health-related benefits:

•

Executive Physical — We provide our executives with an annual health screening evaluation. We have arranged services with the Executive Health Department at UCLA, although this program allows executives to use other qualified medical practitioners for the annual health screening. The services are voluntary and confidential. We provide for a reimbursement of up to $2,040 annually for each executive under this program. This perquisite has been eliminated effective February 2015.

•

Executive Wellness — We provide a $2,000 annual benefit to executives for the purchase of fitness training equipment, personal training services and other reasonable products or services that support physical conditioning.

•

Financial Planning — We reimburse our named executive officers for financial counseling and tax preparation. Mr. Johnson is eligible for up to $20,000 in reimbursement, while our remaining named executive officers are eligible for up to $15,000 in reimbursement. This benefit is intended to encourage executives to

33	Executive compensation

engage knowledgeable experts to assist with personal financial and tax planning, which we believe enables executives greater focus on their Company duties.

•

Retirement Benefits — Our named executive officers participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “— Non-Qualified Deferred Compensation Plans.” We maintain these plans for the purposes of providing a competitive benefit, allowing named executive officers an opportunity to defer compensation to encourage our named executive officers to save for retirement. The 401(k) plan provides an employer match on the first 1% of employee deferral at 100%. On the next 5% of employee deferral, the employer match is 50%. The annual maximum employee deferral is $17,500. Employer matching contributions vest 100% after two years of service.

•

Employee Stock Purchase Plan — Our named executive officers are eligible to participate in our broad- based Employee Stock Purchase Plan, or ESPP. The ESPP generally allows all U.S. based employees and officers to purchase Common Shares through payroll deductions of up to 10% of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85% of the fair market value of the Common Shares on the specified purchase date. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing Common Shares through payroll deductions.

•

Life Insurance — We provide basic life insurance coverage of 200% of base salary up to a maximum of $1,000,000 to our executives and up to $600,000 to all other eligible employees. This is a fully insured benefit. Employees are taxed on their imputed income from this benefit on coverage exceeding $50,000.

•

Long Term Disability — We provide long term disability coverage to all eligible employees in order to provide replacement for lost income due to extended periods of a medical related leave of absence. The benefit after 90 days of disability is 60% of base salary up to a monthly maximum of $25,000. This is a fully insured benefit plan and is not taxable to the employee.

•

Company Purchased Event Tickets — We maintain season tickets at the Staples Center and at the Stub Hub Center in Southern California. Like our other employees, our named executive officers have the opportunity to use tickets not otherwise allocated for Company business purposes.

Employment and severance agreements

In order to attract highly qualified executives capable of leading the Company, we have previously entered into employment agreements with Mr. Johnson, our Chairman and Chief Executive Officer and Mr. Goudis, our Chief Operating Officer. Those agreements establish the terms and conditions for the employment relationship each executive has with the Company and specifies compensation, executive benefits, severance provisions, change in control provisions, preservation of confidential and proprietary information, non-solicitation, non-disparagement, and other conditions. Only Mr. Johnson’s agreement provides for an excise tax gross-up in the event of the termination of his employment following a change in control of the Company.

The Company has also previously entered into a severance agreement with each of Messrs. Walsh and DeSimone. These agreements contain severance and change in control provisions similar to those found in Mr. Goudis’ employment agreement as detailed below.

As a result of these agreements and Mr. Hoffman’s offer letter, each of the named executive officers is eligible for certain benefits and payments if his employment terminates for various reasons or as a result of a change in control of the Company, as applicable. The Company has provided these benefits to the named executive officers to allow them to focus on the value of strategic alternatives to shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. Separation benefits are intended to ease the consequences to the executive of an unexpected termination of employment. The Company requires a general release with non-compete and non-solicitation provisions in connection with the individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the Committee in some circumstances as a result of negotiation with executives, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

Executive compensation	34

The employment agreement for each of Messrs. Johnson, and Goudis and the severance agreement for each of Messrs. Walsh and Mr. DeSimone specifically details various provisions for benefits and cash payments in the event of a separation. Generally, these agreements provide for certain benefits upon death, disability, resignation by the executive with good reason or termination by the Company without cause. They also provide for the acceleration of unvested equity awards in connection with a change in control.

The employment agreements and equity compensation awards granted to Messrs. Johnson and Goudis contain change in control and termination provisions. In general, these arrangements provide for benefits upon a termination of such executive’s employment in connection with a change in control. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. Based on a competitive analysis of the severance and change in control arrangements maintained by the corporations in the Herbalife Peer Group, the Committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions as these three executives.

Please refer to the discussion below under “— Potential Payments Upon Termination or Change in Control” for a more detailed discussion of our severance and change in control arrangements.

Compensation advisor

The Committee retained Exequity LLP, or Exequity, through 2014 to assist in evaluating our executive compensation programs and in setting executive officer compensation. Exequity is a nationally recognized compensation consulting firm and provides an additional objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives. During 2014, Exequity regularly participated in Committee meetings and advised the Committee with respect to compensation trends and best practices, plan design, competitive pay levels, CEO long-term performance equity grants, individual pay decisions with respect to our named executive officers and other executive officers, and proxy statement disclosure. While Exequity regularly consults with management in performing work requested by the Committee, Exequity did not perform any separate services for management.

The Committee considered the following six factors with respect to Exequity: (i) the provision of other services to the Company by Exequity; (ii) the amount of fees received from the Company by Exequity as a percentage of the total revenue of Exequity; (iii) the policies and procedures of Exequity that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Exequity consultant with a member of the Committee; (v) any stock of the Company owned by the Exequity consultant; and (vi) any business or personal relationship of the Exequity consultant or Exequity, as applicable, with any executive officer of the Company. After considering the foregoing factors, the Committee determined that Exequity was independent and that its work with the Committee for fiscal 2014 has not raised any conflict of interest.

Peer group

We believe that it is appropriate to offer industry competitive cash and equity compensation to our senior executives in support of our objective to assemble and maintain a highly performing management team. To help us in our evaluation of compensation, Exequity analyzed publicly available information, including proxy data, as well as recent market trends and certain compensation surveys. Our level of compensation for our executive officers was compared to compensation paid by the

Herbalife Peer Group. The criteria used to identify the Herbalife Peer Group were: (1) industry — we compete for talent with those highly regulated consumer product companies and general industry companies of similar size; (2) business complexity — Herbalife operates in 91 countries around the world in a highly regulated business where approximately 82% of its revenues are generated outside of the United States; and (3) financial scope — our management talent should be similar to that of companies of a similar size in terms of revenues and market capitalization.

35	Executive compensation

With respect to pay decisions regarding 2014 named executive officer compensation, the industry peer group was comprised of sixteen (16) companies. All of the peer companies were within 50% and 200% of Herbalife annual revenues, market capitalization, or both. The industry peer group median revenue at the time the Herbalife Peer Group was established of $4.2 billion and median market capitalization of $9.9 billion were comparable to those of Herbalife. During this period, the Herbalife Peer Group consisted of the following:

Company	12 month revenue as 12/31/2014 ($ millions)	Market capitalization 12/31/14 ($ millions)
Avon Products	$8,851	$4,081
Church & Dwight	$3,298	$10,531
Clorox	$5,594	$13,481
Dr. Pepper Snapple Group	$6,121	$13,940
Energizer Holdings	$4,372	$7,948
GNC Holdings	$2,613	$4,207
The Hershey Company	$7,422	$22,960
International Flavors & Fragrances	$3,089	$8,222
J.M. Smucker Company	$5,480	$10,283
McCormick & Co.	$4,243	$9,540
Mead Johnson Nutrition	$4,409	$20,319
Monster Beverage Corp.	$2,400	$18,163
Nu Skin Enterprises	$2,569	$2,591
Perrigo	$4,171	$22,366
Tupperware Brands	$2,606	$3,174
Weight Watchers International	$1,530	$1,408
Herbalife Ltd.	$5,094	$3,465

(1)	The Company’s market capitalization was $7.9 billion on December 31, 2013 and $5.9 billion on June 30, 2014.

Tax implications

Section 162(m) of the code

Section 162(m) of the Code, limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. Further, the application of Section 162(m) is complex and may change with time (with potentially retroactive effect). The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

Section 280G of the code

Section 280G of the Code disallows a company’s tax deduction for what are defined as “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments in connection with a change in control. Mr. Johnson, as part of his employment agreement entered into in March 2008, would be provided with tax gross-up payments in the event any change in control payments that may be payable under his agreement become subject to this excise tax. The Committee believes that the provision of tax gross-up protection is appropriate and necessary for his retention. Please refer to the discussion under “— Potential Payments upon Termination or Change in Control” for more detail on the potential gross-up payments and lost tax deductions. The committee will reconsider the appropriateness of the gross-up for Mr. Johnson upon the negotiation of a new employment agreement, if any.

Executive compensation	36

Compensation committee report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Maria Otero, Chairperson

Richard P. Bermingham

Jonathan Christodoro

Hunter Gary

Executive officers of the registrant

Set forth below is certain information as of the date hereof regarding each named executive officer.

Name	Age	Position with the company	Officer since
Michael O. Johnson	60	Chief Executive Officer, Director, and Chairman of the Board	2003
Desmond Walsh	58	President	2006
Richard Goudis	53	Chief Operating Officer	2004
John G. DeSimone	48	Chief Financial Officer	2009
Alan L. Hoffman	46	Executive Vice President Corporate Affairs	2014

Michael O. Johnson is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 as Chief Executive Officer and became Chairman of the Board in May 2007. Before joining the Company Mr. Johnson spent 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans until 2007, and on the Board of Regents for Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Desmond Walsh is the President of the Company and has held this position since January 2010. Mr. Walsh joined the Company in January 2004 as Senior Vice President, Worldwide Member Sales and was promoted to Executive Vice President for Worldwide Operations and Sales in April 2008. From 2001 to 2004, Mr. Walsh served as the Senior Vice President of the commercial division of DMX Music. Prior to DMX Music, Mr. Walsh spent five years as Vice President and General Manager of Supercomm, Inc., a subsidiary of the Walt Disney Company. Mr. Walsh also previously served in management positions at MovieQuik Systems, a division of The Southland Corporation (now 7-Eleven) and at Commtron Corporation, a leading consumer electronics and video distribution company. Mr. Walsh received his Bachelor of Laws degree from the University of London.

Richard Goudis is Chief Operating Officer of the Company and has held this position since January 2010. Mr. Goudis joined the Company in June 2004 as Chief Financial Officer after serving as the Chief Operating Officer, from 1998 to 2001, of Rexall Sundown, a Nasdaq 100 company that was sold to Royal Numico in 2000. After the sale to Royal Numico, Mr. Goudis had operations responsibility for all of Royal Numico’s U.S. investments, including General Nutrition Centers, or GNC, Unicity International and Rexall Sundown. From 2002 to May 2004, Mr. Goudis

was a partner at Flamingo Capital Partners, a firm he founded in 2002. Mr. Goudis also previously worked at Sunbeam Corporation and Pratt & Whitney. Mr. Goudis graduated from the University of Massachusetts with a degree in Accounting and he received his MBA from Nova Southeastern University.

John G. DeSimone is Chief Financial Officer of the Company and has held this position since January 2010. Mr. DeSimone joined the Company in November 2007 as Senior Vice President — Finance and was promoted to the position of Senior Vice President — Finance & Member Operations in December 2008. From June 2004 through October 2007, Mr. DeSimone served as the Chief Executive Officer of Mobile Ventures, LLC (formerly known as Autoware, Inc.), an automotive aftermarket accessory member and retailer. Prior to working at Mobile Ventures, LLC, Mr. DeSimone served as the Controller, Vice President of Finance and Chief Financial Officer of Rexall Sundown, Inc., a multinational manufacturer and distributor of nutritional supplements and sports nutrition products that was publicly traded while Mr. DeSimone served as its Controller and Vice President of Finance. Mr. DeSimone received his Bachelor of Science in Business Administration from Bryant College (now known as Bryant University).

37	Executive compensation

Alan L. Hoffman is Executive Vice President of Corporate Affairs for the Company and has held this position since August 2014. Mr. Hoffman is responsible for the Company’s public policy, corporate communications, government affairs, community relations and philanthropy. Mr. Hoffman has more than 20 years of public policy, communications and government affairs experience to the corporate affairs role. Most recently, he served as senior vice president for global public policy at PepsiCo from November, 2012 to July, 2014, where he oversaw policy development, external relations and government relations. Before joining PepsiCo, Hoffman served as Deputy Chief of Staff to the Vice President of the United States Joe Biden and Deputy Assistant to the President from 2009-2012. Mr. Hoffman previously served as senior vice president for external relations for the University of California, a partner at Timmons & Company, a Washington, D.C. government relations and consulting firm, and as vice president for external relations at the RAND Corporation. Additionally, he worked in the Department of Health and Human Services as special assistant to the assistant secretary for legislative affairs and in the Department of Justice as special counsel to the assistant attorney general for legislative affairs. He also served as an Assistant U.S. Attorney in Philadelphia, where he prosecuted federal crimes for the Justice Department. Mr. Hoffman holds a Juris Doctorate and Masters of Public Administration from the University of Southern California in Los Angeles and a Bachelor of Arts degree from Lafayette College in Easton, Pennsylvania.

2014 Summary compensation table

The following table sets forth the total compensation for the fiscal years ended December 31, 2014, 2013 and 2012, of the Company’s Chairman and Chief Executive Officer, Chief Financial Officer, and each of the three other most highly compensated executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Michael O. Johnson	2014	1,236,000	—	—	5,000,852	—	489,697	6,726,549
Chairman and Chief	2013	1,236,000	—	—	4,999,976	3,708,000	558,236	10,502,212
Executive Officer	2012	1,235,769	—	—	4,999,987	3,708,000	357,849	10,301,605
Desmond Walsh	2014	671,517	—	—	2,167,162	—	48,457	2,887,136
President	2013	656,000	—	—	1,805,999	688,800	45,678	3,196,477
	2012	655,769	—	—	1,805,997	1,049,600	54,891	3,566,257
Richard Goudis	2014	671,517	—	—	2,167,162	—	57,236	2,895,914
Chief Operating	2013	656,000	—	—	1,805,999	688,800	53,805	3,204,604
Officer	2012	655,769	—	—	1,805,997	1,049,600	64,886	3,576,252
John G. DeSimone	2014	590,692		—	1,500,243	—	52,924	2,143,859
Chief Financial	2013	556,000	—	—	1,499,983	651,576	29,869	2,737,428
Officer	2012	551,603	—	—	1,211,994	650,520	47,547	2,461,664
Alan L. Hoffman	2014	184,615	360,000(3)	—	2,050,115	—	115,862	2,710,593
Executive Vice President
Global Corporate Affairs

(1)	Amounts represent the aggregate grant date fair value of the relevant award(s) presented in accordance with ASC Topic 718, “Compensation — Stock Compensation.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 regarding assumptions underlying valuation of equity awards. The amount set forth for Mr. Hoffman represents a grant of 31,219 SARs in connection with his sign-on package, as well as a grant of 67,243 SARs to compensate Mr. Hoffman for the forfeited value of his unvested equity held with his prior employer.

(2)	Incentive plan amounts determined as more specifically discussed under “— Compensation Discussion and Analysis — Annual Incentive Awards — Targets and Award Determination.” Target amounts for the applicable performance goals were not met in 2015 and therefore no individual received a payout under his respective annual incentive award.

(3)	Represents Mr. Hoffman’s guaranteed bonus pursuant to his sign-on package.

Executive compensation	38

(3)	Individual breakdowns of amounts set forth in “All Other Compensation” for 2014 are as follows:

Name	Deferred compensation plan matching contributions $	Aircraft usage(A) $	Medical and dental insurance $	Financial planning services $	Other benefits (B) $	Total all other compensation $
Michael O. Johnson	34,160	385,080	13,018	20,000	37,439	489,697
Desmond Walsh	14,403	—	4,690	15,000	14,364	48,457
Richard Goudis	14,403	—	13,018	15,000	14,814	57,236
John G. DeSimone	11,574	—	13,018	—	28,332	52,924
Alan L. Hoffman	—	—	3,069	7,916	104,877	115,862

(A)	To ensure his personal security and to enable him to further Company business while in transit, the Board determined to provide Mr. Johnson with the use of chartered aircraft at the Company’s expense for his personal travel. Mr. Johnson’s spouse and dependent children are also entitled to use Company-provided aircraft when they accompany Mr. Johnson. Amounts recorded represent the incremental out-of-pocket cost paid by the Company for such perquisite.

(B)	“Other Benefits” includes Company contributions with respect to each named executive officer under the Company’s Executive Long-Term Disability Plan, Executive Life Insurance Plan, Executive Health Benefits program and 401(k) Tax-Sheltered Savings Plan, relocation expenses and security expenses.

2014 Grants of plan-based awards

The following table sets forth all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2014. For further discussion regarding the grants see “— Compensation Discussion and Analysis —Annual Incentive Awards — Long Term Incentive Awards.”

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All other option awards: number of securities underlying SARs ($)	Exercise or base price of SAR Awards ($/sh)	Grant date fair value of SAR Awards ($)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)
Michael O. Johnson	04/30/2014	1,854,000	3,708,000	96,228	192,455	192,455	59.98	5,000,852
Desmond Walsh	04/30/2014	540,544	1,081,088	41,701	83,402	83,402	59.98	2,167,162
Richard Goudis	04/30/2014	540,544	1,081,088	41,701	83,402	83,402	59.98	2,167,162
John G. DeSimone	04/30/2014	450,000	900,000	28,868	57,736	57,736	59.98	1,500,243
Alan L. Hoffman	09/1/2014			49,321	98,462	98,462	50.98	2,050,115

(1)	All equity grants reflected in this table were made under the Company’s 2014 Stock Incentive Plan, or the 2014 Plan.

39	Executive compensation

Narrative disclosure to summary compensation table and grants of plan-based awards

We have entered into employment agreements with each of Messrs. Johnson and Goudis, certain terms of which are summarized below. A more detailed description of payments that would be due to the named executive officers in connection with certain terminations or a change in control of the Company is set forth under “—Potential Payments Upon Termination or Change in Control.”

Michael O. Johnson.    We and one of our subsidiaries, Herbalife International of America, Inc., or Herbalife America, entered into an executive employment agreement with Mr. Johnson effective as of March 27, 2008, or the Johnson Employment Agreement, pursuant to which he serves as the Company’s Chairman and Chief Executive Officer.

Pursuant to the Johnson Employment Agreement, Mr. Johnson currently receives an annual salary of $1,236,000. Mr. Johnson is also eligible to receive an annual cash bonus with a target bonus level of 150% of his annual base salary and a maximum bonus of 300% of his base salary that may become payable based on the achievement of performance targets that are established annually by the Board of Directors. In addition to his salary and bonus, Mr. Johnson is also entitled to participate in or receive benefits under each benefit plan or arrangement made available to the Company’s senior executives on terms no less favorable than those generally applicable to senior executives of Herbalife America.

Richard Goudis.    We and Herbalife America have also entered into an amended and restated executive employment agreement with Mr. Goudis effective January 1, 2010 and as amended on December 28, 2010, or the Goudis Employment Agreement. Pursuant to the Goudis Employment Agreement, Mr. Goudis serves as Herbalife America’s Chief Operating Officer. Mr. Goudis’ base salary is $675,680. Pursuant to the Goudis Employment Agreement, should the Company achieve certain financial targets established by the compensation committee, Mr. Goudis shall be entitled to a target bonus of no less than 80% of his annual salary for the year in question. Mr. Goudis is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives excluding the Chief Executive Officer, as well as the Company’s long-term incentive plan for senior executives excluding the Chief Executive Officer.

Executive compensation	40

Outstanding equity awards at 2014 fiscal year-end

The following table sets forth equity awards of the named executive officers outstanding as of December 31, 2014.

Name	Options/SAR awards
	Number of securities underlying unexercised options/ SARs (#) exercisable	Number of securities underlying unexercised options/ SARs (#) un-exercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options/SARs (#)	Exercise price ($)	Grant date	Expiration date
Michael O. Johnson	250,000			7.50	04/27/2005	04/27/2015 (1)
	280,000			16.40	03/23/2006	03/23/2016 (1)
	290,000			20.13	05/29/2007	05/29/2017 (1)
	240,000			21.57	02/28/2008	02/28/2018 (1)
	727,340			24.32	03/27/2008	03/27/2015 (1),(3)
	792,240			24.32	03/27/2008	03/27/2015 (1),(3)
	240,000			6.82	02/27/2009	02/27/2019 (1)
	250,000			6.82	02/27/2009	02/27/2019 (1)
	132,416			22.94	05/07/2010	05/07/2020 (1)
	210,648			53.29	05/18/2011	05/18/2021 (1)
	131,147	196,721		$44.79	05/31/2012	05/31/2022 (2)
	30,267		121,064	$79.58	12/19/2013	12/19/2023 (5)
			192,455	$59.98	04/30/2014	04/302024 (6)
Desmond Walsh	35,000			16.40	03/23/2006	03/23/2016 (1)
	32,236			20.13	05/29/2007	05/29/2017 (1)
	30,000			21.57	02/28/2008	02/28/2018 (1)
	30,000			19.38	06/30/2008	06/30/2018 (1)
	150,000			6.82	02/27/2009	02/27/2019 (1)
	80,000	40,000		20.67	01/04/2010	01/04/2020 (4)
	66,366			22.94	05/07/2010	05/07/2020 (1)
	58,009			53.29	05/18/2011	05/18/2021 (1)
	47,370	71,056		44.79	05/31/2012	05/31/2022 (2)
	10,933		43,728	79.58	12/19/2013	12/19/2023 (5)
			83,402	59.98	04/30/2014	04/30/2024 (6)
Richard P. Goudis	83,333			6.82	02/27/2009	02/27/2019 (1)
	80,000	40,000		20.67	01/04/2010	01/04/2020 (4)
	53,093			22.94	05/07/2010	05/07/2020 (1)
	58,009			53.29	05/18/2011	05/18/2021 (1)
	47,370	71,056		44.79	05/31/2012	05/31/2022 (2)
	10,933		43,728	79.58	12/19/2013	12/19/2023 (5)
			83,402	59.98	04/30/2014	04/30/2024 (6)
John G. DeSimone	50,000			6.82	02/27/2009	02/27/2019 (1)
	53,333	26,667		20.67	01/04/2010	01/04/2020 (4)
	30,466			22.94	05/07/2010	05/07/2020 (1)
	41,667			53.29	05/18/2011	05/18/2021 (1)
	31,790	47,685		44.79	05/31/2012	05/31/2022 (2)
	9,080		36,319	79.58	12/19/2013	12/19/2023 (5)
			57,736	59.98	04/30/2014	04/30/2024 (6)
Alan L. Hoffman	—	31,219		50.98	09/01/2014	09/21/2024 (8)
	—	67,243		50.98	09/01/2014	09/21/2024 (7)

(1)	These Options/SARS were fully vested as of December 31, 2014.

(2)	SARs vest annually, 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the grant date.

(3)	These SARs were granted to Mr. Johnson in connection with his entry into the Johnson Employment Agreement in March 2008.

(4)	SARs vest in equal installments on the third, fourth and fifth anniversary of the grant date.

(5)	Provided that the applicable sales leader retention performance criteria continue to be met, these SARs will vest another 20% in June 2015 and 60% in June 2016.

(6)	Provided that the applicable sales leader retention performance criteria is met, these SARs will vest annually 20% in April 2015, 20% in April 2016 and 60% in April 2017.

(7)	SARs vest 100% on the third anniversary of the grant date subject to his continued employment.

(8)	These SARs vest in increments of 20%, 20%, and 60% on the three respective anniversaries of the grant date subject to his continued employment.

41	Executive compensation

2014 Option exercises and stock vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options and the vesting of stock awards of the named executive officers during the fiscal year ended December 31, 2014.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Michael O. Johnson	1,000,000	38,824,610	33,355	2,244,162
Desmond Walsh	—	—	20,014	1,346,566
Richard Goudis	—	—	16,677	1,122,047
John G. DeSimone	—	—	10,007	673,280
Alan L. Hoffman	—	—	—	—

2014 Non-qualified deferred compensation table

The following table sets forth all non-qualified deferred compensation of the named executive officers for the fiscal year ended December 31, 2014 pursuant to the Herbalife International of America, Inc. Senior Executive Deferred Compensation Plan, effective January 1, 1996, or the Senior Executive Plan.

Name	Executive contributions in last FY ($)	Company contributions in last FY ($)(1)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distribution ($)	Aggregate balance at last FYE ($)(2)
Michael O. Johnson	49,440	34,160	41,341	—	1,305,376
Desmond Walsh	371,261	14,403	124,938	—	1,979,526
Richard Goudis	33,576	14,403	30,493	—	563,703
John DeSimone	29,535	11,574	11,327	138,117	307,377

(1)	All amounts are also reported as compensation in “All Other Compensation — Deferred Compensation Plan Matching Contributions” in the “2013 Summary Compensation Table.”

(2)	The following amounts, which are included in the Aggregate Balances at Last FYE, have been included in the Summary Compensation Table of the Company’s previously filed proxy statements: $948,095 for Mr. Johnson for the reported years 2003 to 2013; $2,267,452 for Mr. Walsh for the reported years 2008 to 2013; $377,979 for Mr. Goudis for the reported years 2006 to 2013; and $364,106 for Mr. DeSimone for the reported years 2010 to 2013.

Non-qualified deferred compensation plans.    We maintain the Senior Executive Plan, which is applicable to eligible employees at the rank of Senior Vice President and higher. The Senior Executive Plan was amended and restated effective January 1, 2001.

The Senior Executive Plan is unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Senior Executive Plan allows eligible employees, who are selected by the administrative committee that manages and administers the plan, or the Deferred Compensation Committee, to elect annually to defer up to 75% of their annual base salary and up to

100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions on behalf of each participant in the Senior Executive Plan, which matching contributions are 100% vested at all times.

Effective January 1, 2002, the Senior Executive Plan was amended to provide that the amount of the matching contributions is to be determined by us in our discretion. Effective January 1, 2010, the matching contribution was set to 3.5% of a participant’s annual base salary. Effective January 1, 2013, the matching contribution changed to 3.5% of a participants annual base salary in excess of $255,000 and the amount by which deferrals reduce 401(k) eligible pay below the IRS limit.

Executive compensation	42

Each participant in the Senior Executive Plan may determine how his or her Annual Deferral Amount and matching contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Senior Executive Plan, however, does not require us to actually acquire or hold any investment fund or other assets to fund the Senior Executive Plan. The entire interest of each participant in the Senior Executive Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount and the matching contributions, if any, attributable thereto plus earnings, and shall be payable two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Senior Executive Plan was amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Senior Executive Plan prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

Potential payments upon termination or change in control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2013 based upon the closing price of a Common Share on the NYSE on December 31, 2013 of $78.70, given the named executive officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the named executive officers would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2013 Non-Qualified Deferred Compensation” table.

As of December 31, 2014, the Company had entered into employment agreements with each of Messrs. Johnson and Goudis and a severance agreement with each of Messrs. Walsh and DeSimone, each as described in more detail below. In addition to the employment agreements with Messrs. Johnson and Goudis, the Company has also entered into award agreements governing the equity-based compensation awards (including stock options, SARs and RSUs) granted to each of Messrs. Johnson and Goudis.

Michael O. Johnson

Pursuant to the Johnson Employment Agreement, upon termination of Mr. Johnson’s employment by Herbalife America for Cause, or by Mr. Johnson without Good Reason, each as defined below, Mr. Johnson would be entitled to his then current accrued and unpaid base salary through the effective date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, but not for the year of termination. Mr. Johnson would also be entitled to any rights that may exist in his favor to payment of any amount under any employee benefit plan or arrangement of Herbalife America, other than those set forth in the Johnson Employment Agreement, in accordance with the terms and conditions of any such employee benefit plan or arrangement.

For the term of the Johnson Employment Agreement, we provide a ten-year fixed premium term life insurance policy in the amount of $10 million. Mr. Johnson designates both the owner and beneficiary of this policy. After the expiration of the term, Mr. Johnson may elect to continue coverage under such policy at his own cost.

If Mr. Johnson dies or if his employment is terminated as a result of his Disability, as defined below, in addition to his accrued benefits, he will be entitled to receive a pro rata bonus payment for the year of termination based on the Company’s actual results for the entire year. In addition, following a termination of employment by reason of Mr. Johnson’s death or Disability, Mr. Johnson and/or his spouse will be eligible to receive retiree medical benefits until the age of 65.

Upon termination of Mr. Johnson’s employment by Herbalife America without Cause, or by Mr. Johnson for Good Reason, in addition to the benefits described in the preceding paragraph, Mr. Johnson would also be entitled to an additional amount equal to two times the sum of his then-current salary and “bonus level” (defined as two times his then-current salary), which in total as of December 31, 2014 was equal to $7,416,000, payable in a lump sum due within 60 days of termination. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to the Company’s Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Johnson may not trade in the Company’s Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Johnson will be paid an additional lump sum amount equal to $250,000. Mr. Johnson will also be eligible to receive outplacement services for up to six months paid for by the Company in an amount not to exceed $20,000. As a precondition to the Company’s obligation to pay the amounts described

43	Executive compensation

above, Mr. Johnson must execute a general release of claims. In addition, if Mr. Johnson is terminated for any reason other than for Cause, Mr. Johnson and his spouse will be entitled to continued medical benefits under a Company-provided medical plan until they reach age 65.

Upon the occurrence of a Change of Control, as defined below, 50% of all unvested stock options, SARs and RSUs granted to Mr. Johnson shall immediately vest; however, the compensation committee may, in its sole discretion, accelerate the vesting of additional stock options, SARs and RSUs upon the occurrence of a Change of Control. Should Mr. Johnson’s employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, SARs and RSUs shall vest as of the effective date of the termination. If Mr. Johnson’s employment is terminated as a result of his death or Disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs shall be forfeited upon the termination of Mr. Johnson’s employment with the Company.

The Johnson Employment Agreement includes provisions that were initially negotiated in connection with Mr. Johnson’s 2003 employment agreement (superceded by the Johnson Employment Agreement) while the Company was privately held. Accordingly, pursuant to both the Johnson Employment Agreement and that superceded 2003 agreement, in the event that Mr. Johnson becomes entitled to payments and/or benefits under the Johnson Employment Agreement that are subject to excise tax pursuant to Section 4999 of the Code, the Company shall pay Mr. Johnson additional amounts so as to bear the full burden of that excise tax.

Desmond Walsh

Pursuant to our severance agreement with Desmond Walsh, or the Walsh Severance Agreement, if Mr. Walsh is terminated by the Company without Cause or resigns for Good Reason, each as defined below, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, which lump sum amount as of December 31, 2014 was equal to $1,351,360, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Walsh with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. Walsh is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. Walsh is reemployed, or for a period of two years, whichever occurs first. If Mr. Walsh is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Walsh must execute a general release of claims.

Upon the occurrence of a Change of Control, as defined below, 100% of all unvested stock options, SARs and RSUs granted to Mr. Walsh shall immediately vest. If Mr. Walsh’s employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs shall be forfeited upon the termination of Mr. Walsh’s employment with the Company.

Richard Goudis

Pursuant to the Goudis Employment Agreement, if Mr. Goudis is terminated by the Company without Cause or resigns for Good Reason, each as defined below, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, which lump sum amount as of December 31, 2014 was equal to $1,351,360, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Goudis with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. Goudis is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. Goudis is reemployed, or for a period of two years, whichever occurs first. If Mr. Goudis is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Goudis must execute a general release of claims.

Upon the occurrence of a Change of Control, 100% of all unvested stock options, SARs and RSUs granted to Mr. Goudis shall immediately vest. Should Mr. Goudis’ employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Goudis’s unvested stock options, SARs and RSUs shall vest immediately prior to such termination. If Mr. Goudis’s employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs

Executive compensation	44

shall be forfeited upon the termination of Mr. Goudis’s employment with the Company.

John G. DeSimone

Pursuant to our severance agreement with John DeSimone, or the DeSimone Severance Agreement, if Mr. DeSimone is terminated by the Company without Cause or resigns for Good Reason, each as defined below, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, which lump sum amount as of December 31, 2014 was equal to $1,200,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. DeSimone with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. DeSimone is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. DeSimone is reemployed, or for a period of two years, whichever occurs first. If Mr. DeSimone is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. DeSimone must execute a general release of claims.

Upon the occurrence of a Change of Control, as defined below, 100% of all unvested stock options, SARs and RSUs granted to Mr. DeSimone shall immediately vest. If Mr. DeSimone employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs shall be forfeited upon the termination of Mr. DeSimone’s employment with the Company.

Alan L. Hoffman

Mr. Hoffman’s employment commenced in September 2014. Under the terms of his offer letter, if his employment is terminated within the first two years of employment other than due to his death, disability, termination by Herbalife for cause or his voluntary resignation, he will receive an amount equal to his annual salary provided that he execute a general release of claims in favor of Herbalife.

Definitions

For the purposes of the Johnson Employment Agreement, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate Mr. Johnson in the event of any of the following circumstances: (i) Mr. Johnson’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) Mr. Johnson’s substantial and repeated failure to attempt to perform his lawful duties as contemplated in the Johnson Employment Agreement, except during periods of physical or mental incapacity; (iii) Mr. Johnson’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which negligence or misconduct has a material and demonstrable adverse effect on the Company; or (iv) any material breach of the Johnson Employment Agreement or any material breach of any other written agreement between Mr. Johnson and the Company’s affiliates governing his equity compensation arrangements (i.e., any agreement with respect to Mr. Johnson’s stock and/or stock options of any of the Company’s affiliates); provided, however, that Mr. Johnson shall not be deemed to have been terminated for Cause in the case of clauses (ii), (iii) or (iv) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to Mr. Johnson of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	“Disability” shall mean Mr. Johnson’s inability to perform his duties for the Company on a full-time basis for 180 days (whether or not consecutive) in any twelve (12) month period.

•

Mr. Johnson will be deemed to have a “Good Reason” to terminate his employment if, without Mr. Johnson’s consent, any of the following circumstances occur, unless such circumstances are fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the Company of Mr. Johnson’s notice of intention to terminate his employment for Good Reason describing such circumstances in reasonable detail: (i) an adverse change in Mr. Johnson’s title as CEO of Herbalife America or the Company, Mr. Johnson’s involuntary removal from the Board, or failure of Mr. Johnson to be elected to the Board at any time during the term of the Johnson Employment Agreement; (ii) a substantial diminution in Mr. Johnson’s duties, responsibilities or authority for the Company, taken as a whole (except during periods when Mr. Johnson is unable to perform all or substantially all of his duties or responsibilities as a result of his illness (either physical or mental) or other incapacity); (iii) a change in location of the Company’s chief executive office to a location more than 50 miles from its current location; (iv) any other material breach of the Johnson Employment Agreement; or (v) the failure by any successor to the Company to assume in writing the Company’s obligations under the Johnson Employment Agreement. Mr. Johnson shall be deemed to have waived his rights to terminate his services hereunder for

45	Executive compensation

circumstances constituting Good Reason if he shall not have provided to the Company a notice of termination within sixty (60) calendar days immediately following his knowledge of the circumstances constituting Good Reason.

For the purposes of the Goudis Employment Agreement and the Walsh and DeSimone Severance Agreements, the following terms have the following definitions:

•

The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) the executive’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) the executive’s substantial and repeated failure to attempt to perform the executive’s lawful duties as contemplated in the agreement, except during periods of physical or mental incapacity; (iii) the executive’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which gross negligence or willful misconduct has a material and demonstrable adverse effect on the Company; (iv) the executive’s material violation of a Company policy resulting in a material and demonstrable adverse effect to the Company or an affiliate, including but not limited to a violation of the Company’s Code of Business Conduct and Ethics; or (v) any material breach of the executive’s agreement or any material breach of any other written agreement between the executive and the Company’s affiliates governing the executive’s equity compensation arrangements (i.e., any agreement with respect to the executive’s stock and/or stock options of any of the Company’s affiliates); provided, however, that the executive shall not be deemed to have been terminated for Cause in the case of clause (ii), (iii), (iv) or (v) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the executive of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•

The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material diminution of Executive’s duties, (ii) the failure by any successor of the Company to assume in writing the Company’s obligations under the agreement, (iii) the breach by the Company in any respect of any of its obligations under the agreement, and, in any such case (but only if correction or cure is possible), the failure by the Company to correct or cure the circumstance or breach on which such resignation is based within 30 days after receiving notice from the executive describing such circumstance or breach in reasonable detail, (iv) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before, or (v) the imposition by the Company of a requirement that the executive report to a person other than the Chief Executive Officer of the Company or the Chairman of the Board. The executive shall not have a Good Reason to resign if the Company suspends the executive due to an indictment of the executive on felony charges, provided that the Company continues to pay the executive’s salary and benefits.

For the purposes of the summaries of the Johnson and Goudis Employment Agreements and the Walsh and DeSimone Severance Agreements, as well as the 2014 Plan:

•

a “Change of Control” means: the occurrence of any one of the following (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2014 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2014 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

Executive compensation	46

The table below sets forth the estimated value of the potential payments to each of our named executive officers, assuming the executive’s employment had terminated on December 31, 2014 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Termination without cause or with good reason not in connection with a change of control	Termination without cause or with good reason in connection with a change of control	Termination without cause or with good reason when Mr. Johnson is no longer CEO	Change in control (without termination)	Death or disability
Michael O. Johnson
Severance(1)	$7,416,000	$7,416,000	—	—	—
Bonus(2)	—	—	—	—	—
Equity acceleration(3)	—	—	—	—	—
Outplacement service	$20,000	$20,000	—	—	—
Medical coverage	$216,051	$216,051	—	—	$216,051
Trading blackout payment(4)	$250,000	$250,000	—	—	—
Excise tax gross-up(5)	—	—	—	—	—
Life insurance	—	—	—	—	$11,000,000
Desmond Walsh
Severance(1)	$1,351,360	$1,351,360	—	—	—
Bonus(2)	—	—	—	—	—
Equity acceleration(3)		$681,400	—	$681,400	$681,400
Outplacement service	$20,000	$20,000	—	—	—
Medical coverage	$10,449	$10,449	—	—	—
Life insurance	—	—	—	—	$1,000,000
Richard P. Goudis
Severance(1)	$1,351,360	$1,351,360	$1,351,360	—	—
Bonus(2)	—	—	—	—	—
Equity acceleration(3)	—	$681,400	$340,700	$681,400	$681,400
Outplacement service	$20,000	$20,000	$20,000	—	—
Medical coverage	$28,857	$28,857	$28,857	—	—
Life insurance	—	—	—	—	$1,000,000
John G. DeSimone
Severance(1)	$1,200,000	$1,200,000	—	—	—
Bonus(2)	—	—	—	—	—
Equity acceleration(3)	—	$454,272	—	$454,272	$454,272
Outplacement service	$20,000	$20,000	—	—	—
Medical coverage	$28,857	$28,857	—	—	—
Life insurance	—	—	—	—	$1,000,000
Alan L. Hoffman
Severance(1)	$600,000	$600,000	—	—	—
Bonus(6)	$360,000	$360,000	—	—	—
Equity acceleration(3)	—	—	—	—	—
Outplacement service	—	—	—	—	—
Medical coverage	—	—	—	—	—
Life insurance	—	—	—	—	$1,000,000

(1)	Based on salary as of December 31, 2014.

(2)	Represents bonus amounts earned in 2014, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the “2014 Summary Compensation Table.” Per the terms of his employment agreement or his severance agreement, as the case may be, as described above, upon a termination of his employment by the Company without Cause or by him with Good Reason, or due to death or disability, each of Messrs. Johnson, Walsh, Goudis, and DeSimone is entitled to a pro rata bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. Mr. Goudis is also entitled to a pro rata bonus upon a termination due to retirement.

(3)	Accelerated vesting of stock awards were based on the closing price of a Common Share on the NYSE on December 31, 2014 of $37.70, and, for SARs, the difference between $37.70 and the exercise or base price of the award.

(4)	Payment made if termination occurs during a “trading blackout” or a “quiet period” with respect to Common Shares.

(5)

If the “parachute payment” (including any termination payments and the value of accelerated equity) is greater than three times the average W-2 reported compensation for Mr. Johnson for the preceding five years, then an “excise tax” is imposed on the portion of

47	Executive compensation

the parachute payment that exceeds one times such average W-2 reported compensation. Under the Johnson Employment Agreement, Mr. Johnson will be entitled to reimbursement for any excise taxes imposed as well as a gross-up payment equal to any income, payroll and excise taxes payable by him as a result of the reimbursement for the excise taxes. For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2009 through 2013. In addition, Mr. Johnson was assumed to be subject to the maximum federal and state income and other payroll taxes.

(6)	Mr. Hoffman did not participate in the annual incentive program for 2014 because he was hired mid-year. Instead, he received a guaranteed bonus of $360,000.

Executive compensation	48

Part 5	Security ownership of certain beneficial owners and management

Beneficial ownership

The following table sets forth the beneficial ownership of Herbalife Common Shares as of February 27, 2015, the Record Date, of (1) each director or director nominee, (2) each of the named executive officers, (3) all directors and executive officers as a group and (4) each person or entity known to Herbalife to beneficially own more than five percent (5%) of Herbalife’s outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

Name of beneficial owner	Amount and nature of beneficial ownership	Percentage ownership (1)
Non-management directors and nominees
Leroy T. Barnes, Jr.	—	*
Richard P. Bermingham	22,753	*
Pedro Cardoso(2)	4,160	*
Dr. Richard Carmona	—	*
Jonathan Christodoro	—	*
Keith Cozza	—	*
Jeffrey T. Dunn(3)	9,782	*
Hunter C. Gary	—	*
Jesse A. Lynn	—	*
James L. Nelson	—	*
Maria Otero	—	*
John Tartol(4)	186,153	*
Named executive officers
Michael O. Johnson(5)	2,795,640	3.03%
Desmond Walsh(6)	363,577	*
Richard Goudis(7)	292,882	*
John G. DeSimone(8)	202,539	*
Alan L. Hoffman	—	*
All directors and executive officers as a group (30 persons)(9)	4,375,234	4.75%
Greater than 5% beneficial owners
William P. Stiritz(10)	7,484,804	8.12%
Capital Research Global Investors(11)	11,163,533	12.12%
Nomura Holdings, Inc.(12)	7,942,823	8.62%
FMR LLC(13)	13,660,394	14.83%
Carl C. Icahn(14)	17,000,000	18.45%
UBS Group AG(15)	5,871,468	6.37%
Capital Ventures International(16)	5,831,802	6.33%

*	Less than 1% security ownership of certain beneficial owners and management

49

(1)	Applicable percentage of ownership is based upon 92,127,128 Common Shares outstanding as of February 27, 2015, and the relevant number of Common Shares issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of February 27, 2015. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to Common Shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law.

(2)	Includes 13,064 SARs equivalent to 4,160 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(3)	Includes 17,234 SARs equivalent to 5,740 Common Shares which have vested or will vest and become exercisable and 521 RSUs with restrictions that may lapse and be paid in Common Shares, in each case within 60 days of February 27, 2015.

(4)	Represents (i) 128,361 Common Shares held by Tartol Enterprises, Inc., a corporation of which Mr. Tartol is an officer; (ii) 53,130 Common Shares held by the John Tartol SEP IRA; (iii) 502 Common Shares held individually; and (iv) 13,064 SARs equivalent to 4,160 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(5)	Includes 250,000 options to purchase Common Shares which are exercisable and 2,951,996 SARs equivalent to 1,201,009 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(6)	Includes 463,602 SARs equivalent to 241,494 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(7)	Includes 256,426 SARs equivalent to 129,684 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(8)	Includes 160,466 SARs equivalent to 80,456 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015.

(9)	Includes 4,284,111 SARs equivalent to 1,906,481 Common Shares which have vested or will vest and become exercisable within 60 days of February 27, 2015, 110,010 vested and deferred RSU’s that are convertible to Common Shares, and 250,000 options to purchase Common Shares which are exercisable or will become exercisable within 60 days of February 27, 2015.

(10)	The information regarding the beneficial ownership of William P. Stiritz is based on the Schedule 13D/A filed with the SEC by William P. Stiritz on January 30, 2014. According to this Schedule 13D/A, William P. Stiritz has (i) sole power to vote 6,616,986 Common Shares, (ii) shared power to vote 867,818 Common Shares, (iii) sole power to dispose of 6,616,986 Common Shares and (iv) shared power to dispose of 867,818 Common Shares. The address for William P. Stiritz is 790 Briar Hill Road, Belleville, Illinois 62223.

(11)	The information regarding the beneficial ownership of Capital Research Global Investors is based on the Schedule 13G/A filed with the SEC by Capital World Investors on February 13, 2015. According to this Schedule 13G/A, Capital Research Global Investors has (i) sole power to vote 11,163,533 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 11,163,533 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(12)	The information regarding the beneficial ownership of Nomura Holdings, Inc., is based on the Schedule 13G filed jointly with Nomura International PLC with the SEC on February 13, 2015. According to this Schedule 13G, (i) Nomura Holdings, Inc has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 7,942,823 Common Shares; (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 7,942,823 Common Shares. Additionally, according to this Schedule 13G, Nomura International PLC has (i) sole power to vote 0 Common Shares; (ii) shared power to vote 7,409,946 Common Shares; (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 7,409,946 Common Shares. The address for Nomura Holdings, Inc. is 1-9-1 Nihonbashi, Chuo-ku, Tokyo 103-8645 Japan. The address for Nomura International, PLC is 1 Angel Lane, London EC4R 3AB, United Kingdom.

(13)	The information regarding the beneficial ownership of FMR LLC is based on the Schedule 13G/A filed jointly with the SEC by FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2015. According to this Schedule 13G/A, FMR LLC has (i) sole power to vote 917,604 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 13,660,394 Common Shares and (iv) shared power to dispose of 0 Common Shares. Additionally, according to this Schedule 13G/A, Edward C. Johnson 3d and Abigail P. Johnson each has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 13,660,394 Common Shares and (iv) shared power to dispose of 0 Common Shares The address for each of FRM LLC, Edward C. Johnson 3d and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(14)

The information regarding the beneficial ownership of Carl C. Icahn is based on the Schedule 13D/A filed jointly with the SEC by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn on May 7, 2013. According to this Schedule 13D/A, High River has (i) sole power to vote 3,393,296 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 3,393,296 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Hopper has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 3,393,296 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 3,393,296 Common Shares; Barberry has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 3,393,296 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 3,393,296 Common Shares;

Security ownership of certain beneficial owners and management	50

Icahn Partners Master Fund has (i) sole power to vote 5,403,406 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 5,403,406 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Master II has (i) sole power to vote 2,118,195 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 2,118,195 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Master III has (i) sole power to vote 932,292 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 932,292 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Offshore has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 8,453,893 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 8,453,893 Common Shares; Icahn Partners has (i) sole power to vote 5,119,296 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 5,119,296 Common Shares, and (iv) shared power to dispose of 0 Common Shares; Icahn Onshore has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 5,119,296 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 5,119,296 Common Shares; Icahn Capital has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 13,573,189 Common Shares; (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 13,573,189 Common Shares; IPH has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 13,573,189 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 13,573,189 Common Shares; Icahn Enterprises Holdings has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 13,573,189 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 13,573,189 Common Shares; Icahn Enterprises GP has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 13,573,189 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 13,573,189 Common Shares; and Beckton has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 13,573,189 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 13,573,189 Common Shares. Additionally, based on the Schedule 13D/A and a Form 4 filed on February 28, 2014, Carl C. Icahn has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 17,000,000 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 17,000,000 Common Shares. The address for (i) each of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Master II, Icahn Master III, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

(15)	The information regarding the beneficial ownership of UBS Group AG is based on the Schedule 13G filed with the SEC by UBS Group AG directly and on behalf of certain subsidiaries on January 30, 2015. According to this Schedule 13G, UBS Group AG has (i) sole power to vote 5,871,468 Common Shares, (ii) shared power to vote 0 Common Shares, (iii) sole power to dispose of 5,871,468 Common Shares and (iv) shared power to dispose of 0 Common Shares. The address for UBS Group AG is Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland.

(16)	The information regarding the beneficial ownership of Capital Ventures International is based on the Schedule 13G filed with the SEC by Capital Ventures International jointly with Susquehanna Advisors Group, Inc., G1 Execution Services, LLC, Susquehanna Capital Group, Susquehanna Fundamental Investments, LLC, Susquehanna Investment Group, and Susquehanna Securities. According to this Schedule 13G, Capital Ventures International has (i) sole power to vote 419,395 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 419,395 Common Shares and (iv) shared power to dispose of 5,831,802 Common Shares; Susquehanna Advisors Group, Inc. has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 0 Common Shares, and (iv) shared power to dispose of 5,831,802 Common Shares; G1 Execution Services, LLC has (i) sole power to vote 20,436 Common Shares, (ii) shared power to vote 5,831,202 Common Shares, (iii) sole power to dispose of 20,436 Common Shares, and (iv) shared power to dispose of 5,831,202 Common Shares; Susquehanna Capital Group has (i) sole power to vote 0 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 0 Common Shares and (iv) shared power to dispose of 5,831,802 Common Shares; Susquehanna Fundamental Investments, LLC has (i) sole power to vote 75,500 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 75,500 Common Shares and (iv) shared power to dispose of 5,831,802 Common Shares; Susquehanna Investment Group has (i) sole power to vote 99,400 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 99,400 Common Shares and (iv) shared power to dispose of 5,831,802 Common Shares; Susquehanna Securities has (i) sole power to vote 5,217,071 Common Shares, (ii) shared power to vote 5,831,802 Common Shares, (iii) sole power to dispose of 5,217,071 Common Shares, and (iv) shared power to dispose of 5,831,802 Common Shares. Additionally, according to this Schedule 13G, the amount beneficially owned by Susquehanna Investment Group includes options to buy 99,400 Common Shares and the amount beneficially owned by Susquehanna Securities includes options to buy 5,213,200 Common Shares. The address for Capital Ventures International is PO Box 897, Windward 1, Regatta Office Park, West Bay Road, Grand Cayman, KY1-1103, Cayman Islands. The address of G1 Execution Services, LLC is 440 S. LaSalle Street, Suite 3030, Chicago, Illinois 60605. The address of each of Susquehanna Advisors Group, Inc. Susquehanna Capital Group, Susquehanna Fundamental Investments, LLC, Susquehanna Investment Group and Susquehanna Securities is 401 E. City Ave, Suite 220, Bala Cynwyd, PA 19004.

51	Security ownership of certain beneficial owners and management

Part 6	Certain relationships and related transactions

The Company has several written policies applicable to the review and approval of related party transactions. Pursuant to the audit committee charter, any related party transaction in which a director has an interest must be reviewed and approved by the audit committee. The Company’s Conflicts of Interest Policy generally prohibits any Company employee from conducting any activity that is or could be construed as a conflict with the Company’s interests or as an interference with the employee’s duty to serve the Company at all times to the best of his or her ability. Pursuant to that policy, any related party transaction involving employees, including executive officers, must be reviewed and approved by both the Company’s legal and internal audit departments.

Registration rights agreement

Michael O. Johnson, our Chairman and Chief Executive Officer, is a party to a registration rights agreement with the Company. If we at any time propose to register any Company securities under the Securities Act of 1933, as amended, or the Securities Act, for sale to the public, in certain circumstances, Mr. Johnson, may require us to include his shares in the securities to be covered by the registration statement. Such registration rights are subject to customary limitations specified in the agreement.

Indemnification of directors and officers

The Memorandum and Articles of Association provide that, to the fullest extent permitted by the Companies Law (2013 Revision), or the Statute, every director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the Statute, such director, agent or officer shall not be liable to the Company for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

The Company is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Memorandum and Articles of Association. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain relationships and related transactions	52

Part 7	Additional information

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2014.

“Householding” of proxy materials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify the Company by sending a written request to Herbalife Ltd., c/o Herbalife International, Inc., Assistant Corporate Secretary, 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015, or by calling the Assistant Corporate Secretary at (213) 745-0500. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Shareholder nominations

Your attention is drawn to Articles 73 to 76 of the Memorandum and Articles of Association in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered offices of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if

53	Additional information

appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures.

Shareholder proposals for the 2016 annual general meeting

Pursuant to the Memorandum and Articles of Association, for a shareholder to bring a matter before the 2016 annual general meeting, the business must be legally proper and written notice of shareholder proposal must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it. If the Chairman of the meeting determines that any such proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

Shareholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2016 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November 11, 2015. Proposals should be sent to Corporate Secretary, Herbalife Ltd., c/o Herbalife International, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Codes of business conduct and ethics and principles of corporate governance

Our Board of Directors has adopted a corporate Code of Business Conduct and Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Principles of Corporate Governance, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Business Conduct and Ethics and Principles of Corporate Governance are available on our website at www.herbalife.com by following the links through “Investor Relations” to

“Corporate Governance,” or in print to any shareholder who requests it, as set forth below under “Annual report, financial and additional information.”

Any amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics requiring disclosure under applicable rules with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller will be posted on the Company’s website at www.Herbalife.com.

Stock ownership guidelines

The Company has adopted stock ownership guidelines applicable to each of our named executive officers and non-management directors. Our CEO is encouraged to acquire and hold Common Shares and/or vested equity awards with an aggregate value equal to five times his base salary. Our other named executive officers are encouraged to acquire and hold Common Shares and/or vested equity awards with an aggregate value equal to two times their respective base salaries. Each non-management director is encouraged to hold Common Shares and/or vested equity awards with a value equal to five times such director’s annual retainer within two years of such director’s appointment or election to the Board of Directors. As of the date of this Proxy Statement, two of our Board members who have served for two or more years and all of our NEOs except Mr. Hoffman, who joined the Company in September 2014, were in compliance with these guidelines.

Additional information	54

Annual report, financial and additional information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2014 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015. A copy of the Company’s Annual Report on Form 10-K will be made available with and, to each shareholder of record on the Record Date who requests such materials, mailed concurrently with, this Proxy Statement.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations” and “SEC Filings” on the Company’s website at www.herbalife.com. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, and the other documents referenced herein as available to shareholders upon request, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations

Herbalife Ltd.

c/o Herbalife International, Inc.

800 W. Olympic Blvd.

Suite 406

Los Angeles, California 90015

Other matters

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

MARK J. FRIEDMAN

General Counsel and Corporate Secretary

Dated: March 10, 2015

55	Additional information

HERBALIFE.

IMPORTANT ANNUAL MEETING INFORMATION 0 0 0 0 0 4

ENDORSEMENT_LINE SACKPACK

MRASAMPLE

DESIGNATION (IF ANY)

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ADD 2

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Electronic Voting Instructions

Available 24 hours a day, 7 days a weeki

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by

11:59 p.m., Eastern Time, on April 22,2015.

Vote by Internet

Go to www.envlslonreports.com/HLF

Or scan the QR code with your smartphone

Follow the steps outlned on the secure website

Using a pen, marl< your votes with an X as shown in

this example. Please do not write outside the designated areas.

Vote by telephone

Caltol free 1-800-652-VOTE (8683) within the USA, US territories &

Canada on a touch tone telephone

Follow the instructions provided by the recorded message

Annual Meeting Proxy Card ( 1234 5678 9012 345 )

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE,FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

AProposals -The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS Nominees:

01—Pedro Cardoso

04—James L. Nelson

For Withhold For Withhold For Withhold

02—Jonathan Christodoro 03—Keith Cozza

For Against Abstain For Against Abstain

2. Approve, on an advisory basis, the Company’s executive compensation.

4. Approve an amendment to the Company’s Amended and

Restated Memorandum and Articles of Association to provide

for majority voting in uncontested director elections.

3. Ratify the appointment of the Company’s independent registered public accountants for fiscal2015.

B Non-Voting Items

Change of address – please print new address below.

Comments – please print your comments below.

C Authorized signatures – this section must be completed for your vote to be counted. – date and sign below

NOTE: Please sign as nama appears hereon.Joint owners should each sign.When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) – please print date below. Signature 1 – please keep signature within the box. Signature 2- please keep signature within the box.

c 1234567890 JNT

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

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MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

020C2B

Important notice regarding the Internet availability of proxy materials for the 2015 Annual General Meeting of Shareholders. The 2015 Proxy Statement and the 2014 Annual Report to Shareholders are available at:

http://www.envisionreoorts.com/HLF

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

HERBALIFE.

Proxy - HERBALIFE LTD.

Annual General Meeting of Shareholders - April 23, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael 0. Johnson and Mark J. Friedman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the Common Shares of Herbalife Ltd. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of the Company to be held April 23, 2015 at 9:00 a.m. Pacific Daylight lime, at 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 or at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” PROPOSALS 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)